Prospectus

                             CATALINA CAPITAL CORP.
                            (A Delaware Corporation)
                                 3,000,000 Units
                                  $.10 per Unit

         By this Prospectus, Catalina Capital Corp. (the "Company"), is offering to the public 3,000,000 units ("Units") of the Company's securities. Each Unit consists of one share of common stock, par value $.00001 per share ("Common Stock" or "Common Shares"), and three redeemable Common Stock Purchase Warrants ("Warrants"), respectively denominated Class A, Class B, and Class C. Each Class A Warrant will entitle the holder to purchase one share of Common Stock at a price of $.30 for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date. Each Class B Warrant will entitle the holder to purchase one share of Common Stock at a price of $.75 for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date. Each Class C Warrant will entitle the holder to purchase one share of Common Stock at a price of $1.30 for a period commencing with the date of this Prospectus and terminating on the second anniversary of such date. The Warrants are in registered form and, upon issuance, will be immediately detachable and may be traded separately from the Common Stock, in the event that a market exists therefor. The Company is entitled to redeem the Warrants without prior notice to the warrantholders should the representatives of a business opportunity with which the Company wishes to combine require, as a condition to consummation of the combination, that the Warrants be redeemed.
Under these circumstances, the warrantholder will have no opportunity to exercise the purchase rights under the Warrants prior to redemption. See "Risk Factors -- Possible Redemption of Warrants Without Notice." Otherwise, the Company may redeem any or all of the Warrants upon 30 days' written notice, reduce the exercise price thereof and indefinitely extend the exercise period thereof. Except as otherwise provided in subparagraph (a) of the section herein captioned "Description of Securities -- Warrants -- Redemption," the Warrants can be exercised or redeemed only if a current prospectus is then in effect. See "Description of Securities -- Warrants."

                 THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK,
          SEE "RISK FACTORS" AND "DILUTION AND OTHER COMPARATIVE DATA."

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                        Price                             Proceeds to
                          to           Underwriting           the
                        Public        Commissions (2)      Company (3)
--------------------------------------------------------------------------------
Per Unit               $    .10              4              $    .10
Total Minimum (1)      $150,000              4              $150,000
Total Maximum (1)      $300,000              4              $300,000
================================================================================


  (1) This offering is not underwritten. The Units offered by this Prospectus will be offered by John J. Micek III, the Company's President, who has no prior experience in the sale of securities. See "Risk Factors -- Lack of Underwriting." American Aegis Securities, Inc., a NASD member firm with whom one of the Company's directors is associated, will not be involved in the offer and sale of the Units. No underwriting discounts or commissions will be paid to the Company's President for his participation in the offering, although his out-of-pocket expenses will be reimbursed by the Company. This offering of 1,500,000 Units minimum, 3,000,000 Units maximum, is being made on a "minimum-maximum, best efforts" basis for a period of 90 days from the date of this Prospectus, which period may be extended by the Company for an additional 90 days, or until completion or abandonment of this offering, whichever occurs sooner. All proceeds from the sale of the Units being offered will promptly (and in no event later than noon of the next business day following receipt) be placed into an escrow account with Omnibank Aurora, located in Aurora, Colorado ("Escrow Agent"), and no funds will be released to the Company unless and until a minimum of 1,500,000 Units have been sold. Unless proceeds from the minimum number of Units offered hereby have been deposited with the Escrow Agent within 90 days from the date of this Prospectus (which period may be extended for up to an additional 90 days by the Company), the offering will be withdrawn and all monies received will be refunded to subscribers by the Escrow Agent, without deduction therefrom for offering costs or sales expenses incurred, if any, and without payment of any interest thereon. All such refunds will be made as promptly as shall be practicable. The investor should be aware, however, that under specified circumstances federal law, including the Expedited Funds Availability Act of 1988 and Regulation CC (pertaining to the availability of funds and the collection of checks), permits a bank to withhold payment of funds on a deposit made by a check drawn on a "nonlocal" bank for up to seven working days pending collection of the check through the applicable bank check clearing system. As a result, monies derived from a subscription payment that shall have been made by check may not be available to the Company, for refund to the subscriber following the abandonmnet of the offering, until as many as seven business days following the subscriber's tender of the subscription funds to the bank. Assuming that, consistent with federal law as described above, funds for a particular subscription have become available to the Company for refund, it is

                                             (Notes continued on following page)

                The date of this Prospectus is October 17, 1990.

         likely that approximately one working day will be required for the Company to confirm to the escrow bank that a refund should be made and for the bank to prepare and mail a refund check to the subscriber. The date upon which a check would be mailed will depend, therefore, upon the relationship between the date upon which a subscription check shall have been tendered and the date upon which the offering shall have been abandoned. The closer in time the tender shall be to the date of abandonment, the longer the mailing of the refund check is likely to be delayed, up to a total of approximately eight working days following the abandonment. Except as provided above, investors have no right to the return to their funds during the term of the offering. If at least 1,500,000 Units are sold and the proceeds therefrom deposited into the escrow account within the period set forth above, the offering will continue until the remaining 1,500,000 Units being offered are sold, until 90 days from the date of this Prospectus (up to 180 days if extended), or until the Company determines to terminate the offering, whichever occurs first. The officers, directors, and affiliates of the Company may purchase in the aggregate up to 20% of the Units sold in this offering. Such purchases, if made, will be made for investment purposes and not for immediate resale.

  (2) The amounts shown do not reflect expenses of the offering payable by the Company. These expenses, which include filing fees, printing, legal and accounting costs, and miscellaneous fees, are estimated to be $20,500, or $.0137 (13.7%) per Unit if the minimum number of Units is sold and $.0068 (6.8%) per Unit if the maximum number of Units is sold. See "Use of Proceeds."

  (3) The amounts shown do not include any proceeds the Company would receive upon the exercise of the Warrants. If the maximum number of Units offered hereby is sold, the Company would receive additional gross proceeds of $7,050,000 upon the exercise of all of the Warrants.

         Prior to this offering there has been no public market for the Company's securities and there can be no assurance that a public market for the Units, Common Stock or Warrants will develop following this offering or that the Units can be resold at or near the offering price. The Company has no arrangements with broker-dealers to maintain a trading market for its securities. The initial public offering price of the Units has been arbitrarily determined by the Company and bears no relationship to the Company's assets, net worth or prospects, or to any other recognized criteria of value. The exercise price of the Warrants has been arbitrarily set and there is no assurance, and little likelihood, that the trading price of the Common Stock will rise sufficiently to make exercise of any Warrants desirable.

         This offering involves special risks concerning the Company, which has not engaged in business operations other than efforts to raise capital, including immediate and substantial dilution to public purchasers of Units in the net tangible book value per share of the Common Stock acquired and substantial potential profits to present stockholders of the Company by reason of the increase in the net tangible book value of their shares as a result of purchases of Units by the public. See "Risk Factors," "Dilution and Other Comparative Data," and "Certain Transactions with Management."

                  --------------------------------------------

         THESE UNITS ARE OFFERED BY THE COMPANY FOR CASH SUBJECT TO PRIOR SALE, TO ALLOTMENT AND WITHDRAWAL, AND TO CANCELLATION OF THE OFFERING, WITHOUT NOTICE AT ANY TIME BY THE COMPANY PRIOR TO THE RELEASE OR DELIVERY OF ANY PROCEEDS OF THIS OFFERING TO THE COMPANY WHETHER OR NOT A CONFIRMATION OF SALE OF UNITS OFFERED BY THIS PROSPECTUS PREVIOUSLY HAS BEEN ISSUED BY THE COMPANY. PAYMENT BY A SUBSCRIBER OF THE FULL SUBSCRIPTION PRICE AND DEPOSIT OF THE SAME INTO THE ESCROW ACCOUNT DOES NOT CONSTITUTE ACCEPTANCE OF SUCH SUBSCRIPTION BY THE COMPANY. THE RIGHT IS RESERVED BY THE COMPANY TO REJECT ANY AND ALL OFFERS TO PURCHASE AND TO CANCEL ANY AND ALL CONFIRMATIONS OF SALE OF ANY UNITS OFFERED HEREBY, IN WHOLE OR IN PART, FOR CAUSE OR WITHOUT CAUSE, AT ANY TIME PRIOR TO THE CLOSING OF THE OFFERING. REFUNDS TO SUBSCRIBERS WHOSE SUBSCRIPTIONS ARE CANCELED WILL BE MADE AS PROMPTLY AS PRACTICABLE AFTER CLOSING, AND ACCORDINGLY, SUBSCRIBERS MAY LOSE THE USE OF SUBSCRIPTION FUNDS, WITHOUT PAYMENT OF ANY INTEREST THEREON, FOR UP TO 190 DAYS.

                  --------------------------------------------

         THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO THESE SECURITIES BY ANYONE TO ANY PERSON IN ANY STATE IN WHICH THIS OFFERING OR SOLICITATION IS NOT AUTHORIZED BY THE LAWS THEREOF OR IN WHICH THE PERSON MAKING SAID OFFERING OR SOLICITATION IS NOT QUALIFIED TO ACT AS DEALER OR BROKER OR OTHERWISE TO MAKE SUCH OFFERING OR SOLICITATION.

                  --------------------------------------------

         THE SECURITIES BEING SOLD PURSUANT TO THIS PROSPECTUS ARE HIGHLY SPECULATIVE IN NATURE AND NO GUARANTEES OR OTHER WARRANTIES TO THE CONTRARY ARE MADE BY THE COMPANY AS ISSUER. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS.

                  --------------------------------------------

         THE COMPANY HAS NOT TAKEN ANY STEPS TO CREATE AN AFTERMARKET FOR THE SECURITIES OFFERED HEREIN AND HAS MADE NO ARRANGEMENTS WITH ANY BROKERS TO TRADE OR MAKE A MARKET IN THESE SECURITIES. AT SOME TIME IN THE FUTURE, THE COMPANY MAY ATTEMPT TO ARRANGE FOR INTERESTED BROKERS TO TRADE OR MAKE A MARKET IN THESE SECURITIES AND TO QUOTE THE SECURITIES OF THE COMPANY IN A PUBLISHED QUOTATION MEDIUM. NO ARRANGEMENTS HAVE BEEN MADE IN THAT REGARD, HOWEVER, AND NO ASSURANCE IS OFFERED THAT ANY BROKERS WILL BE WILLING TO ENGAGE IN SUCH ACTIVITIES RELATIVE TO THESE SECURITIES. IN THE EVENT THAT ANY BROKER WERE TO BECOME THE EXCLUSIVE MARKET MAKER IN THESE SECURITIES, THE BROKER WOULD IN EFFECT DOMINATE AND CONTROL THE MARKET FOR THE COMPANY'S SECURITIES.

                  --------------------------------------------

         THE COMPANY HAS UNDERTAKEN, DURING THE 90--DAY PERIOD FOLLOWING THE DATE OF THIS PROSPECTUS AND DURING THE EXERCISE PERIOD OF THE WARRANTS, DURING ANY PERIOD IN WHICH OFFERS OR SALES ARE BEING MADE, TO FILE POST-EFFECTIVE AMENDMENTS TO THE REGISTRATION STATEMENT TO WHICH THIS PROSPECTUS RELATES AND TO REFLECT THEREIN ANY FACTS OR EVENTS ARISING AFTER THE DATE HEREOF WHICH REPRESENT A FUNDAMENTAL OR MATERIAL CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN SUCH REGISTRATION STATEMENT. ANY SUCH AMENDMENTS WILL BE DISSEMINATED TO STOCKHOLDERS AND WARRANTHOLDERS OF THE COMPANY AFTER THE REQUIRED FILINGS HAVE BEEN MADE WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAVE BEEN DECLARED EFFECTIVE.

                  --------------------------------------------

         THE COMPANY IS NOT CURRENTLY SUBJECT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY WILL FURNISH TO ITS STOCKHOLDERS ANNUAL REPORTS CONTAINING FINANCIAL INFORMATION EXAMINED AND REPORTED UPON, WITH AN OPINION EXPRESSED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, SO LONG AS IT IS REQUIRED TO DO SO. IN ADDITION, THE COMPANY MAY FURNISH UNAUDITED QUARTERLY OR OTHER INTERIM REPORTS TO ITS STOCKHOLDERS AS IT DEEMS APPROPRIATE.

                  --------------------------------------------

         IF, AFTER FOUR (4) YEARS FROM THE DATE FUNDS ARE DEPOSITED INTO AN ESCROW ACCOUNT, ESTABLISHED IN ACCORDANCE WITH THE COLORADO SECURITIES ACT (THE "COLORADO ESCROW ACCOUNT"), THE COMPANY HAS NOT CONSUMMATED A BUSINESS COMBINATION THAT HAS RESULTED IN THE RELEASE OF THE FUNDS ESCROWED IN COMPLIANCE WITH THE COLORADO SECURITIES ACT, THE ESCROW AGREEMENT THAT THE COMPANY HAS ENTERED INTO WITH OMNIBANK AURORA, LOCATED IN AURORA, COLORADO (FOR PURPOSES OF THIS PARAGRAPH, THE "ESCROW AGENT") PROVIDES THAT THE ESCROW AGENT SHALL, AS PROMPTLY AS POSSIBLE, DISTRIBUTE THE FUNDS IN THE COLORADO ESCROW ACCOUNT TO THE PERSONS THEN HOLDING THE SHARES OF THE COMPANY'S COMMON STOCK ISSUED IN THIS OFFERING ON A PRO RATA BASIS BASED ON THE NUMBER OF SHARES HELD. SEE "RISK FACTORS -- IMPACT OF AMENDMENTS TO THE COLORADO SECURITIES ACT" AND "POSSIBLE DISTRIBUTION OF ESCROWED FUNDS AFTER FOUR YEARS." THEREFORE, INVESTORS IN THIS OFFERING SHOULD BE AWARE THAT, IN THE EVENT OF A DISTRIBUTION AS DESCRIBED IN THE PREVIOUS SENTENCE, ONLY A PORTION OF THE FUNDS ORIGINALLY INVESTED WILL BE DISTRIBUTED TO THE PERSONS THEN HOLDING SHARES ISSUED IN THIS OFFERING, WITHOUT ANY INTEREST BEING PAID THEREON. NEITHER THE COLORADO ESCROW AGREEMENT, NOR ANY DISTRIBUTION MADE THEREUNDER, SHALL AFFECT OWNERSHIP OF THE UNITS ISSUED IN THIS OFFERING, I.E., THE SHAREHOLDERS WHO RECEIVE THEIR PRO RATA PORTION OF THE AFOREMENTIONED DISTRIBUTION SHALL NOT BE REQUIRED TO RETURN THEIR UNITS TO THE COMPANY'S TREASURY. IN THE EVENT A DISTRIBUTION IS MADE, AS PROVIDED ABOVE, THE COMPANY'S ABILITY TO ADEQUATELY INVESTIGATE AND EVALUATE BUSINESS OPPORTUNITIES AND TO ATTRACT FAVORABLE BUSINESS OPPORTUNITIES WILL BE ADVERSELY AFFECTED.

Use of Proceeds


         The proceeds of this offering, net of all expenses of the offering, are estimated to be $129,500 if the minimum number of Units is sold and $279,500 if all of the Units are sold. These proceeds will be used for general and administrative expenses, to investigate and evaluate business opportunities and to aquire properties or business interests, and for working capital. However, investors should be aware that eighty percent (80%) of the net offering proceeds ($103,600, if the minimum number of Units is sold and $223,600 if the maximum number of Units is sold) will be subject to an escrow for an indeterminable period. See "Use of Proceeds"

Risk Factors

         Investment in the Units involves an extremely high degree of risk. Potential investors should consider that the Company is in the early development stage and has not commenced commercial activities, has no revenues, earnings or operating history and only limited capitalization, and is dependent upon the proceeds of this offering to commence operations. Further, the proceeds of this offering have been allocated only generally, no properties or business interests for acquisition have been identified, and investors will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock acquired as compared to the offering price. In seeking business opportunities, the Company could incur substantial losses. The Company's present management has very limited experience in seeking, investigating and acquiring business opportunities. Moreover, management has other business interests which may conflict with the Company's interests and will devote relatively little time to the Company's affairs. See "Risk Factors."

Selected Financial Information

         Selected financial information concerning the Company as of June 6, 1990, is given below. This information should be read in conjunction with the financial statements and notes appearing elsewhere in this Prospectus.

Asset
     Cash ............................................... $10,791
     Organizational Cost ................................     492
     Deferred Offering Costs ............................   5,385
                                                          -------
     Total Assets .......................................                $16,668
                                                                         =======

Liabilities and Stockholders' Equity
     Current Liabilities ................................. $   885
     Stockholders' Equity ................................  15,783
                                                           -------
     Total Liabilities and Stockholders' Equity ..........               $16,668
                                                                         =======

                                  RISK FACTORS

         The purchase of Units in this offering involves extreme risks and the possibility of the loss of a stockholder's entire investment. A prospective investor should evaluate all information discussed in this Prospectus and the risk factors discussed below in relation to his financial circumstances before investing in the Units.

The Company

         1. No Operating History. The Company was formed in Apil 1990 for the purpose of raising capital through a public offering of securities and to acquire a business opportunity. The Company has no operating history, revenues from operations, or assets other than cash from private sales of stock. The Company faces all of the risks of a new business and those risks specifically inherent in the investigation, acquisition, or involvement in a new business opportunity. Purchase of the securities in this offering must be regarded as placing funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. See "Use of Proceeds" and "Business."

         2. No Assurance of Success or ProfitabilIty. There is no assurance that the Company will acquire a favorable business opportunity. In addition, even if the Company becomes involved in a business opportunity, there is no assurance that it will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby. See "Business."

         3. Unspecified Use of Proceed. Net proceeds of this offering are not specifically allocated. They will be used generally to search for, acquire, or participate in a business opportunity deemed beneficial by management. Stockholders of the Company will not be given the opportunity to review or evaluate the merits of a business opportunity before the Company enters into a transaction involving such business or business opportunity. Investors will be entrusting their funds to management, which will determine the specific expenditure of the funds. This type of offering is known as a "blind pool" and involves extreme risk and speculation for purchasers. Because the Company intends to offer the Units to residents of the State of Colorado, investors will benefit from the protections afforded by the Colorado Securities Act, which requires the placement in escrow of eighty percent of the net proceeds of the offering until the completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of Units are committed for use in one or more specific lines of business. See "Business" and "Use of Proceeds."

         4. Possible Business - Not Identified and Highly Risky. The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can only disclose the risks and hazards of a business or opportunity that it may enter into in a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. An investor can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity is unsuccessful. See "Business."

         5. Type of Business Acquired. The type of business to be acquired may be one which desires to avoid effecting its own public offering and the accompanying expense, delays, and federal and state requirements which purport to protect investors. Because of the Company's limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of a publicly traded company. Moreover, it is also possible that any business opportunity acquired may be currently unprofitable or present other negative factors.

         6. Impracticability of Exhaustive Investigation. The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management's difficulties are compounded by the effect of the proceeds escrow imposed by the Colorado Securities Act, which requires the placement in escrow of eighty percent of the net proceeds of the offering until the completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of Units are committed for use in one or more specific lines of business. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor or others associated with the business opportunity seeking the Company's participation. See "Business" and "Use of Proceeds."

         7. Lack of Diversification. Because of the limited financing capabilities of the Company at the present time and upon completion of this offering, it is unlikely that the Company will be able to diversify its acquisitions or operations. The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations. See "Business."

         8. Possible Reliance upon Unaudited Financial Statements. The Company generally will require audited financial statements from companies which the Company proposes to acquire. No assurance can be given, however, that audited financials will be available to the Company. In cases where audited financials are unavailable, the Company will have to rely upon unaudited information received from target companies' management which has not been independently verified by outside auditors. Moreover, the Company will be subject to the reporting provisions of the Securities Exchange Act of 1934 and thus will be required to furnish certain information about significant acquisitions, including certified financial statements for any business that the Company acquires. Consequently, acquisition prospects that do not have or are unable to obtain the required certified statements may not be appropriate for acquisition so long as the reporting requirements of the Securities Exchange Act of 1934 are applicable. In addition, Warrantholders may not be able to exercise their Warrants if the Company acquires a business that does not have audited financial statements until such time as audited statements become available, because the Company would be unable to meet the requirements for maintenance of a current registration statement on file with the Securities and Exchange Commission.

         9. Investment Company Regulation. The Company does not intend to become classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"). The Company believes that it will not become subject to regulation under the Investment Act because (i) the Company will not be engaged in the business of investing or trading in securities, (ii) any merger or acquisition undertaken by the Company will result in the Company's obtaining a majority interest in any such merger or acquisition candidate, and (iii) the Company intends to discontinue any investment in a prospective merger or acquisition candidate in which a majority interest cannot be obtained. In the event that the Company is required to register as an investment company, it could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission (the "Commission")as to the status of the Company under the Investment Act and, consequently, any violation of the Investment Act will subject the Company to materially adverse consequences. Should the Commission find that the Company is subject to the Investment Act, and direct the Company to register under such Act, the Company would vigorously resist any such order or finding. Irrespective of whether the Commission or the Company prevailed in such dispute, however, the Company would be damaged by the costs and delays involved. Because the Company will not register under the Investment Act, investors in the Company will not have the benefit of the various protective provisions imposed on investment companies by such Act, including requirements for independent directors. See "Business."

         10. Other Regulation. An acquisition made by the Company may be of a business that is subject to regulation & licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming and expensive process and may limit other investment opportunities of the Company.

         11. Public Investors Will Bear Financial Risks. The Company's present stockholders have acquired their shares of the Company at an extremely low cost and consequently have contributed only an insignificant amount of capital to the Company. The purchasers in this offering will provide virtually all of the capital that the Company will use in carrying out its business plan and thus will bear most of the risk of loss, if any, incurred by the Company. See "Principal Stockholders."

         12. Dependence upon Management. The Company will be heavily dependent upon the skills, talents, and abilities of its management to implement its business plan. The Company's officers and directors will each devote on average between five and twenty hours per month to the affairs of the Company, which for a company such as this that is heavily dependent upon management, may be inadequate for Company business, and may delay the acquisition of any opportunity considered. Furthermore, management does not have substantial experience in seeking, investigating and acquiring businesses and will depend upon its general business expertise in making decisions regarding the Company's operations. See "Management." Because investors will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's management.

         13. Lack of Continuity in Management. The Company does not have employment agreements with its management, and there is no assurance that persons named herein will manage the Company in the future. In connection with acquisition of a business opportunity, some or all of the current management of the Company probably will resign and appoint successors. This may occur without the vote or consent of the stockholders of the Company. See "Business" and "Principal Stockholders."

         14. Conflicts of Interest. Certain conflicts of interest have existed and will continue to exist between the Company and its officers and directors. all have other business interests to which they devote their primary attention, and each may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to the Company. See "Potential Conflicts of Interest"

         15. Limited Participation of Management. Each of the officers and directors has full-time outside employment and will be available to participate in management decisions only on an "as needed" basis which may amount to on average as little as five hours per month. The amount of time which officers and directors are able to devote to Company business may be inadequate for Company business and may delay the acquisition of any opportunity considered.

         16. IndemnifIcation of Officers and Directors. The Company's Certificate of Incorporation provides for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company may also bear the expenses of such litigation for any of its directors. officers, employees or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup. See "Management -- Indemnification of Officers and Directors."

         17. Director's Liability Limited. Under the Company's Certificate of Incorporation, directors of the Company cannot be held liable to the Company for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision does not affect the liability of any director under federal or applicable state securities laws. See "Management -- Exclusion of Liability."

         18. Dependence upon Outside Advisors. To supplement the business experience of management, the Company may be required to employ accountants, technical experts, appraisers, attorneys or other consultants or advisors. The selection of any such advisors will be made by management without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company.

         19. Possible Need for Additional Financing. The Company's funds may not be adequate to take advantage of any available business opportunities. The offering may terminate upon the receipt of only the minimum net proceeds of $129,500, substantially less than the maximum net proceeds of $279,500.
Moreover, investors should be aware that eighty percent of the net proceeds ($103,600 if the minimum number of Units is sold and $223,600 if the maximum number of Units is sold) will be subject to an escrow for an indeterminable period. See "Use of Proceeds." Even if the Company has sufficient funds to acquire an interest in a business opportunity, it may not have sufficient capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital. See "Use of Proceeds" and "Business.

         20. Leveraged Transactions. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing on the assets of the business opportunity to be acquired, on the projected future revenues, or the profitability of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses, and investors should be aware that the Company has not established any specific criteria or plan in connection with analyzing whether, and to what extent, a particular candidate's operations can support the leverage the Company would incur in a leveraged buy-out. Investors should also be aware of the high default rate experienced recently by entities entering into leveraged transactions, many of which defaults resulted from overly optimistic analyses and income projections.

         21. Competition. The search for potentially profitable business opportunities is intensely competitive. The Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company. These competitive conditions will exist in any industry in which the Company may become interested. See "Business."

         22. No Foreseeable Dividends. The Company has not paid dividends on its Common Stock and does not anticipate paying dividends on its Common Stock in the foreseeable future.

         23. Loss of Control by Present Management and Stockholders. The Company may consider an acquisition in which the Company issues a substantial amount of its authorized but unissued Common Stock (80% or more control) as consideration for any business opportunity acquired. The result of such acquisition would be that the acquired Company's stockholders and management would control the Company, and the Company's management could be replaced by persons unknown at this time. Such a merger could leave the investors in this offering with stock worth substantially less than the price paid in this offering, and a greatly reduced percentage of ownership of the Company. Management could sell its control block of stock at a premium price to the acquired company's stockholders, although management has no present plans to do so. See "Certain Transactions with Management and Others."

         24. Dilutive Effects of issuing Additional Common Stock. The vast majority of the Company's authorized but unissued Common Stock will remain unissued after this offering, even if all Units offered are sold and all Warrants offered are exercised. The board of directors of the Company has authority to issue such unissued shares without the consent or vote of the stockholders of the Company. The issuance of these shares may further dilute the interests of investors purchasing in this offering and will reduce their proportionate ownership and voting power in the Company.

The Offering

         25. Determination of Offering and Exercise Price. The price at which the Units are being offered to the public and the exercise prices of the Warrants have been arbitrarily determined by the Company. Such prices bear no direct relationship to the Company's assets, net worth or prospects, or to any other recognized criteria of value.

         26. Loss of Beneficial Use of Subscription Funds. Under the terms of this offering, subscription funds for Units will be deposited into escrow and held for the offering period of 90 days (up to 180 days, if extended), or until this offering is abandoned or closed, whichever occurs first. The Company has reserved the right to reject any subscription, and cancel any confirmation of sale issued, in whole or in part, prior to closing, even if the subscriber's funds are held in escrow until the offering is abandoned or closed, warranting only to refund such funds as promptly as shall be practicable after abandonment or closing, as the case may be. In this regard, the investor should be aware that under specified circumstances federal law, including the Expedited Funds Availability Act of 1988 and Regulation CC (pertaining to the availability of funds and the collection of checks), permits a bank to withhold payment of funds on a deposit made by a check drawn on a "nonlocal" bank for up to seven working days pending collection of the check through the applicable bank check clearing system. As a result, monies derived from a subscription payment that shall have been made by check may not be available to the Company, either for closing of the offering or for possible refund to the subscriber following a rejection of all or a portion of the subscription or the abandonment of the offering, until as many as seven business days following the subscriber's tender of the subscription funds to the bank. It is anticipated that a decision to reject all or a portion of a given subscription shall not be made until on or near the date of closing of the offering. Assuming that, consistent with federal law as described above, funds for a particular subscription have become available to the Company for refund, it is likely that approximately one working day will be required for the Company to notify the escrow bank that a refund of all or a portion of the subscription funds should be made and for the bank to prepare and mail a refund check to the subscriber. The date upon which a refund check would be mailed will depend, therefore, upon the relationship between the date upon which a subscription check shall have been tendered and the date upon which the offering shall have been closed or abandoned. The closer the tender shall be to the date of closing or abandonment, the longer the mailing of the refund check is likely to be delayed, up to a total of approximately eight working days following closing or abandonment. Subscribers could thus lose the beneficial use of their subscription funds for up to approximately 190 calendar days, without interest, and there is no guarantee that the subscriber will receive any or all of the Units subscribed for, even if the offering closes. Moreover, no method has been determined by which to prorate subscriptions should the offering be over-subscribed, and no proration may be made.

         27. Control by Present Stockholders. After completion of this offering, the present stockholders will own approximately 83% of the outstanding Common Stock, assuming that only the minimum number of Units is sold, and approximately 71%, assuming that the maximum number of Units is sold. These figures do not take into account any Units in this offering which may be purchased by present stockholders, though no arrangements have been made, and the Company does not anticipate any future arrangements, whereby shares of the offering are reserved for sale to such persons. Because the Company's Certificate of Incorporation does not permit cumulative voting for the election of directors, it is likely that public purchasers of Units will not have the power to elect a single director and, as a practical matter, the present stockholders will have the power to elect all directors and effectively control the Company. See "Description of Securities" and "Principal Stockholders."

         28. Sale of Minimum Number of Units. This offering is being made on a "best efforts, minimum-maximum" basis. If only the minimum number of Units is sold, the Company's operations and the scope of business opportunities open to it will be significantly curtailed. The degree of risk to investors in that event will be inereased correspondingly.

         29. No Public Market Exists. There currently is no public market for the Units, Common Stock or Warrants being offered, and no assurance can be given that a market will develop subsequent to this offering or that purchasers will be able to resell their securities at the public offering price, or that a purchaser will be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Due to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

         30. No Market Maker -- Possible Dominance of Market by Single Market Maker. Even if the Company proves to be successful in selling the Units offered hereunder, and the Company's securities become eligible to be traded by securities brokers and dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") in the `pink sheets" maintained by the National Quotation Bureau, Inc., the Company has no agreement with any NASD member to act as a market maker for the Company's securities. If the Company is unsuccessful in obtaining one or more market makers for the Company's securities, the trading level and price of the Company's securities will be materially and adversely affected. If the Company is successful in obtaining only one market maker for the Company's securities, the market maker would in effect dominate and control the market for such securities. Although management intends to contact several broker-dealers concerning their possible participation as a market maker in the Company's securities following the conclusion of this offering, there is no assurance management will be successful in obtaining any market makers for the Company's securities.

         31. Dilution. The Company's present stockholders, including officers, directors and founders, have acquired their controlling interest in the Company at an average weighted cost that is substantially less than the public offering price of the Units. Public purchasers of Units will suffer immediate and substantial dilution of $.0836 per share of Common Stock (83.6%), assuming the sale of only the minimum number of Units, and $.0714 per share of Common Stock (71.4%), assuming the sale of all Units being offered. These calculations do not take into account the issuance of up to an additional 9,000,000 shares of Common Stock if all Warrants are exercised, which event could result in a further dilution of the net tangible book value per share of the shares outstanding at such time, if the net tangible book value of the Common Stock then exceeds the Warrant exercise price. See "Dilution and Other Comparative Data."

         32. Benefit to Present Stockholders. Because present stockholders acquired their shares at prices substantially lower than the offering price of the Units, they will experience an increase in the present net tangible book value of their shares amounting to $.0151, assuming sale of the minimum number of Units, and $.0273, assuming sale of all the Units being offered. See "Dilution and Other Comparative Data."

         33. Preferred Shares Authorized. The Certificate of Incorporation of the Company authorizes issuance of a maximum of 20,000,000 Preferred Shares, par value $.00001 per share. While no Preferred Shares have been issued or are outstanding on the date of this Prospectus and there is no plan to issue any in the foreseeable future, if issued, the terms of a series of Preferred Shares could operate to the significant disadvantage of the holders of outstanding Common Shares. Such terms could include, among others, preferences as to dividends, possible voting rights, and distributions on liquidation. See "Description of Securities -- Preferred Stock."

         34. Possible Rule 144 Sales. All of the outstanding shares of Common Stock held by present stockholders are "restricted securities" as defined by Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemption from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a period of two years may, under certain conditions, sell every three months, in brokerage transactions, a number of shares which does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of three years. A sale under Rule l44 or any other exemption from the Act, if available, or subsequent registrations of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop. A total of 5,000,000 shares of Common Stock will become available for sale under Rule 144 beginning in April 1992, and an additional 2,300,000 shares will become available for sale under Rule 144 beginning in May 1992, all of which will be subject to applicable volume restrictions under the Rule.

         35. Market Overhang of Warrants. The Warrants offered as part of the Units are detachable and may be separately traded and quoted, if a market for the Warrants develops. Each Warrant is exercisable for one share of Common Stock for a period commencing on the date of this Prospectus and terminating on the second anniversary thereof. Each Class A Warrant, each Class B Warrant and Class C Warrant carries an exercise price of $30, $.75 and $1.30, respectively. Exercise of the Warrants can be expected to have an adverse effect on the trading price of and market for the Common Stock, if any such market develops. Even if a public market for the Common Stock develops, it is unlikely that normal market forces will cause an increase in the bid price of the Common Stock to the level of the exercise price of the Warrants. It is possible that so long as the Warrants remain outstanding their existence will prevent a rise in the price of the Common Stock higher than the exercise price of any of the Warrants. See "Description of Securities -- Warrants."

         36. Exercise of Warrants Uncertain. Because of the lack of a market for the Warrants and the uncertainty of the Company's potential for success, the Warrants may not be exercised before they expire, with the result that no Warrant proceeds would be received by the Company. The Warrants may be exercised only at a time when a current prospectus is in effect and only if the shares are qualified for sale under applicable securities laws of the states in which the various Warrantholders reside. Although the Company intends to use its best efforts to keep this Prospectus current during the Warrant exercise periods, there is no assurance that it will do so or that it will be financially able to do so. See "Description of Securities -- Warrants." Investors should be aware that proceeds received by the Company from the exercise of Warrants may be subject to the escrow provisions contained in the Colorado Securities Act. See "Use of Proceeds."

         37. Possible Redemption of Warrants without Notice. The Company is entitled to redeem the Warrants without prior notice to the warrantholders should the representatives of a business opportunity with which the Company wishes to combine require, as a condition to consummation of the combination, that the Warrants be redeemed. Under these circumstances, the warrantholder will have no opportunity to exercise the purchase rights under the Warrants prior to redemption. See "Description of Securities -- Warrants."

         38. Substantial Offering Expenses. The Company estimates that it will incur expenses of $20,500 in connection with this offering. These expenses are substantial, especially in view of the amount to be raised by this offering, and will significantly decrease the amount of net offering proceeds which otherwise would be available to the Company. See "Use of Proceeds."

         39. Lack of Underwriter. The minimum number of Units is being offered by the Company, through its President on a "best efforts, all-or-none" basis and the Company has not retained an underwriter or selected broker-dealer to assist the Company in offering the Units. The Company's President has no experience in the offer and sale of securities on behalf of an issuer. Consequently, the Company may be unable to effect a sale of the Units without the assistance of a broker-dealer. Should it prove necessary for the Company to retain a broker-dealer, the offering of the Units would be suspended until an amendment to the Company's Registration Statement, including this Prospectus, shall have been made to reflect such retention. The Registration Statement would then require additional review and clearance by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., and state regulatory authorities. The Company could be expected to incur significant additional legal and accounting costs if further reviews were required to be undertaken by governmental authorities. There is no assurance that the Company shall prove to be capable of selling all, or any, of the Units offered without the assistance of an underwriter or broker-dealer. See "Terms of Offering."

         40. Blue Sky Considerations. It is entirely possible that, because of exemptions from registration contained in certain state securities laws, the Warrants contained in the Units lawfully may be sold to residents of such states in any aftermarket which may develop for the Warrants. Nevertheless, the securities laws of such states may prevent the exercise of such Warrants by residents of those states because the common shares underlying the Warrants were never registered there. In this event, holders of the Warrants in those states would be forced to sell their Warrants or hold them until they expire, without any opportunity to exercise the Warrants.

         41. Broker-Dealer Sales of Company's Registered Securities. The Company's Units, Common Stock and Warrants are covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of purchasers in this offering to sell their securities in the secondary market.

         42. Impact of Amendments to the Colorado Securities Act. Effective July 1, 1990, the State of Colorado repealed its prior securities laws and enacted the Colorado Securities Act, which provides that where less than seventy-five percent of the net proceeds from the sale of securities are committed for use in one or more specific lines of business, eighty percent of the net proceeds received by the issuer shall be placed in escrow until (i) completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of securities are committed for use in one or more specific lines of business, and (ii) notice of the proposed release of the escrowed funds has been on file with the Colorado Division of Securities for at least ten days. The Company intends to make offers of the Company's Units to residents of Colorado, and, accordingly, anticipates that this offering will be subject to the above-described escrow provisions. In such event, the use of proceeds table shall not be affected except that certain allocated funds may not be available for payment until funds are released from the escrow. As such, investors should be aware that since many providers of goods and services require compensation for such goods and services at the time or soon after the time rendered, the inability of the Company to pay until an indeterminate future time may make it difficult to procure goods and services. Moreover, while the Company intends to set aside out of the non-escrowed net proceeds sufficient funds for auditing work, investors should be aware that unpaid fees are generally regarded as an impediment to independence and may make it impossible for the Company's auditors to perform an independent audit. Imposition of the escrow provisions may require the Company to seek additional financing for payment of administrative and overhead expenses until such time, if ever, the Company can successfully complete a business combination whereby proceeds from the offering are committed to a specific line of business and the proceeds in escrow are released. The Company has entered into an agreement with Omnibank Aurora, located in Aurora, Colorado, providing for the establishment of an escrow account to hold the proceeds, subject to the aforementioned escrow provisions. See "Terms of Offering -- Escrow of Net Proceeds" and "Risk Factors -- Possible Distribution of Escrow Funds After Four Years." Investors should also be aware that the provisions of the Colorado Securities Act will apply to proceeds of any exercise of Warrants prior to the completion of a transaction meeting the requirements of the Colorado Securities Act. See "Use of Proceeds."

         43. Possible Distribution of Escrowed Funds After Four Years. If, after four (4) years from the date funds are deposited into an escrow account, established in accordance with the Colorado Securities Act (the "Colorado escrow account"), the Company has not consummated a business combination that has resulted in the release of the funds escrowed in compliance with the Colorado Securities Act, the escrow agreement that the Company has entered into with Omnibank Aurora, Colorado (for purposes of this paragraph, the "escrow agent") provides that the escrow agent shall, as promptly as possible, distribute the funds in the Colorado escrow account to the persons then holding the shares of the Company's common stock issued in this offering on a pro rats basis based on the number of shares held. See

         "Risk Factors -- Impact of Amendments to the Colorado Securities Act." Therefore, investors in this offering should be aware that, in the event of a distribution as described in the previous sentence, only a portion of the funds originally invested will be distributed to the persons then holding shares issued in this offering, without any interest being paid thereon. Neither the Colorado escrow agreement, nor any distribution made thereunder, shall affect ownership of the Units issued in this offering, i.e., the shareholders who receive their pro rata portion of the aforementioned distribution shall not be required to return their Units to the Company's treasury. See "Terms of Offering -- Escrow of Net Proceeds." In the event a distribution is made, as provided above, the Company's ability to adequately investigate and evaluate business opportunities and to attract favorable business opportunities will be adversely affected.

                       DILUTION AND OTHER COMPARATIVE DATA

         The net tangible book value of the Common Stock at June 6, 1990, was $9,906, or approximately $.0014 per share. That per-share value will be increased as a result of this offering to approximately $.0165 if the minimum is sold and $.0286 if the maximum is sold (without adjustment for other changes in net tangible book value subsequent to such date), resulting in immediate, substantial dilution to public investors of $.0836 (83.6%) per share if the minimum is sold and $.0714 (71.4%) per share if the maximum is sold. Dilution is the reduction in value of the purchaser's investment measured by the difference between the $.10 price per Unit in the public offering and the net tangible book value per share after completion of the offering.

         The following table, which assumes the successful completion of the offering described herein by the sale of 1,500,000 Units (minimum) and 3,000,000 Units (maximum), illustrates the per-share dilution to investors in this offering, without giving effect to the issuance of up to 9,000,000 shares of Common Stock upon exercise of the Warrants included in the Units.

                                                         Minimum     Maximum
                                                         -------     -------
 Public offering price per Unit .......................  $    .10    $   .10
 Net tangible book value per share at June 6, 1990(1) .  $  .0014    $ .0014
 Pro forma net tangible book value after the offering .  $144,791(2) $294,791(3)

 Pro forma net tangible book value per share
  after the offering (1) ..............................  $  .0165    $  .0286

Increase,  attributable  to purchases by investors in
this offering,  in net tangible book value per share of
 currently outstanding shares .........................  $  .0151    $  .0273
 Dilution per share to public investors ...............  $  .0836      5.0714
 Dilution as a percentage of offering price ...........      83.6%       71.4%
-------------
(1) Net tangible book value per share is determined by dividing the number of Common Shares outstanding into the total tangible assets less total liabilities of the Company.

(2) The figure shown is the sum of the net tangible book value of $9,906 at June 6, 1990, pIus proceeds of $150,000 from the sale of the minimum number of Units in this offering, minus registration costs (anticipated registration costs of $20,500 less deferred offering costs of $5,385) of $15,115.

(3) The figure shown is the sum of the net tangible book value of $9,906 at June 6, 1990, plus proceeds of $300,000 from the sale of the maximum number of Units in this offering, minus registration costs (anticipated registration costs of $20,500 less deferred offering costs of $5,385) of $15,115.

         Upon successful conclusion of this offering, the public investors will own 1,500,000 shares (minimum) or 3,000,000 shares (maximum) (approximately 17% in case of the minimum or approximately 29% in case of the maximum) of the issued and outstanding Common Stock, for which they will have paid $.10 per Unit. This compares with 7,300,000 shares of Common Stock acquired from the Company since inception by officers, directors and founders at a cost of $16,000, or approximately $.0022 per share, and which will constitute approximately 83% of the issued and outstanding Common Stock following this offering if the minimum is sold, or approximately 71% if the maximum is sold.

         The table set forth below summarizes the difference  between the number of shares of Common  Stock  purchased  from the Company,  the average  price per share, and the aggregate  consideration paid by existing stockholders and public investors.
                                                 Minimum Offering
                                                                                       Percent of
                            Shares        Pct. of       Average          Total           Total
                           Purchased   Total Shares   Price/Share     Consideration   Consideration
                           ---------   ------------   -----------     -------------   -------------
Present Stockholders       7,300,000       83.0%        $.0022          $ 16,000           9.6%
Public Investors           1,500,000       17.0%        $.10             150,000          90.4%
                           ---------      ------                        --------         ------
      Total                8,800,000      100.0%                        $166,000         100.0%
                           =========      ======                        ========         ======

                                              Maximum Offering

                                                                                      Percent of
                            Shares        Pct. of       Average          Total           Total
                           Purchased   Total Shares   Price/Share     Consideration   Consideration
                           ---------   ------------   -----------     -------------   -------------

Present Stockholders       7,300,000       70.9%         $.0022         $ 16,000           5.1%
Public Investors           3,000,000       29.1%         $.10            300,000          94.9%
                          ----------      ------                        --------         ------
     Total                10,300,000      100.0%                        $316,000         100.0%
                          ==========      ======                        ========         ======


                                 USE OF PROCEEDS

         The Company will receive net proceeds from this offering, after deducting offering-related expenses, of approximately $129,500 if the minimum number of Units is sold and $279,500 if the maximum number is sold; however, investors should be aware that eighty percent of the net proceeds ($103,600 if the minimum number of Units is sold and $223,600 if the maximum number of Units is sold) will be subject to an escrow for an indeterminable period. See Note (6) below. Net proceeds from the offering are anticipated to be used in the order of priority shown below:

                                                              Minimum    Maximum
                                                               Amount    Amount
                                                               ------    ------
General and Administrative:
      Legal (1) ..........................................   $ 10,000   $ 10,000
      Accounting .........................................      2,000      2,000
      Miscellaneous ......................................      1,000      1,000
      Officer Salaries (2) ...............................      9,000      9,000
Expenses of Investigating and
Evaluating a Prospective Business Opportunity:
      Travel .............................................   $  1,500   $  6,000
      Finders (3)(4) .....................................     15,000     30,000
      Legal (5) ..........................................     14,000     14,000
      Accounting .........................................      2,000      2,500
Unallocated Proceeds
      Available for Acquisitions & Mergers (4) ...........   $ 75,000   $205,000
                                                             --------   --------
Total Proceeds (6) .......................................   $129,500   $279,500
                                                             ========   ========

-------------------

(1) The figures shown reflect general corporate and securities compliance work only.

         (2) Commencing after completion of this offering, each of the Company's two officers will be compensated at a rate of $45 per hour for time devoted to the affairs of the Company in excess of five hours per month, limited only by a cap of $1,500 per month and a total cap of $4,500 on each officer's salary during the Company's first year in operation.

         (3) Should the Company complete the acquisition of a business opportunity, the Board of Directors may award a finder's fee to an officer or affiliate of the Company, or to a third party, if the acquisition is originated as a result of his efforts. The cash portion of this fee, in the aggregate, if paid to officers or affiliates, will not exceed 10% of the gross proceeds of the offering and may be less.

         (4) All of these proceeds will be segregated from the remainder of the net proceeds and placed into a bank account or other temporary investment, subject to the escrow provisions contained in the newly enacted Colorado Securities Act. See Note (6).

         (5) A portion of these proceeds will be segregated from the remainder of the net proceeds and placed into a bank account or other temporary investment, subject to the escrow provisions contained in the newly enacted Colorado Securities Act. See Note (6) below. Specifically, all but $400 of the proceeds allocated for payment of legal fees will be subject to the escrow if only the minimum number of Units is sold, and all but $6,800 of those proceeds will be subject to the escrow if the maximum number of Units is sold.

         (6) Effective July 1, 1990, the State of Colorado repealed its prior securities laws and enacted the Colorado Securities Act, which provides that where less than seventy-five percent of the net proceeds from the sale of securities are committed for use in one or more specific lines of business, eighty percent of the net proceeds received by the issuer shall be placed in escrow until
               (i) completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of securities are committed for use in one or more specific lines of business, and (ii) notice of the proposed release of the escrowed funds has been on file with the Colorado Division of Securities for at least ten days. The Company intends to make offers of the Company's Units to residents of Colorado, and, accordingly, anticipates that this offering will be subject to the above-described escrow provisions. In such event, the use of proceeds table shall not be affected except that certain allocated funds may not be available for payment until funds are released from the escrow. As such, investors should be aware that since many providers of goods and services require compensation for such goods and services at the time or soon after the time rendered, the inability of the Company to pay until an indeterminate future time may make it difficult to procure goods and services. Moreover, while the Company intends to set aside out of the non-escrowed net proceeds sufficient funds for auditing work, investors should be aware that unpaid fees are generally regarded as an impediment to independence and may make it impossible for the Company's auditors to perform an independent audit. See "Risk Factors -- Impact of Amendments to the Colorado Securities Act," "Possible Distribution of Escrowed Funds After Four Years," and `Terms of Offering -- Escrow of Net Proceeds."

         The table set forth above reflecting the use of proceeds is merely the Company's good-faith estimate. Because the Company has no agreements or understandings, preliminary or otherwise, for any future acquisitions and has no specific enterprises targeted for acquisition, the Company is unable to make a specific allocation of the net proceeds of this offering. Subsequent events may require a reallocation of available funds affecting one or more of the above listed categories of expenditure. Any such reallocation will be at the discretion of the Company's Board of Directors. The allocations reflected in the table also do not provide for any revenues generated by the Company's operations, if any, or operations of any business opportunity which may be acquired, during the one-year period following the closing of this offering. Should the sale of Units result in proceeds of less than the maximum amount but greater than the minimum amount, the use of proceeds will be adjusted among the categories of expenditure as management deems best.

         Since the Company does not know to what extent, if any, the Warrants may be exercised, and because it is unlikely that such Warrants will ever be exercised, the Company has not made specific plans for the use of proceeds which might be received upon the exercise of such Warrants. Investors should be aware that if less than seventy-five percent of the net proceeds from the exercise of Warrants is committed for use in one or more specific lines of business, the proceeds from the exercise of Warrants will likely be placed in an escrow pursuant to the Colorado Securities Act. See Note (6) above.

         Subject to certain escrow requirements described above, all funds not being utilized by the Company will be held in interest-bearing accounts or investments in commercial financial institutions until such time as it appears the funds will be required. See "Risk Factors -- The Company -- Investment Company Regulation." Other than interest income, the Company does not at this time anticipate generating revenues unless and until an acquisition candidate is identified, and a business combination consummated with such candidate, in which case the Company may begin to generate revenues from operations, depending on the performance of the newly acquired business.

                                    BUSINESS

General

         The Company was incorporated under the laws of the State of Delaware on April 27, 1990, and is in the early developmental and promotional stages. To date the Company's only activities have been organizational, directed at the raising of capital. The Company has not commenced any commercial operations and is entirely dependent upon the successful completion of this offering to do so. The Company has no full-time employees and owns no real estate.

         The Company proposes to implement a business plan to seek, investigate, and, if warranted, acquire one or more properties or businesses. Such an acquisition may be made by purchase, merger, exchange of stock or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture or partnership. Even if the maximum number of Units is sold, the Company will have limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

         At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, given the limited funds that are expected to be available for acquisitions, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders. Moreover, if, after four (4) years from the date funds are deposited into an escrow account, established in accordance with the Colorado Securities Act (the "Colorado escrow account"), the Company has not consummated a business combination that has resulted in the release of the funds escrowed in compliance with the Colorado Securities Act, the escrow agreement that the Company has entered into with Omnibank Aurora, located in Aurora, Colorado (for purposes of this paragraph, the "escrow agent"), provides that the escrow agent shall,as promptly as possible, distribute the funds in the Colorado escrow account to the persons then holding the shares of the Company's common stock issued in this offering on a pro rata basis based on the number of shares held. See "Risk Factors -- Impact of Amendments to the Colorado Securities Act" and "Possible Distribution of Escrowed Funds After Four Years." In that event, the Company's ability to adequately investigate and evaluate business opportunities and to attract favorable business opportunities will be adversely affected.

         The Company's search will be directed toward small and medium-sized enterprises. The Company anticipates that the business opportunities presented to it will (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors; (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product or service or to expand into a new market, (iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties or businesses which it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability.

         The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of those opportunities, economic conditions and other factors. In addition, because of the impact of the proceeds escrow imposed by the Colorado Securities Act, it can be expected that the Company will consider only those business combinations that, when consummated, will result in at least fifty percent of the gross proceeds from the offering being committed for use in one or more specific lines of business. See "Use of Proceeds."

         As a consequence of this offering, the Company may be acquired by another entity that desires to become a public company while avoiding the registration requirements of the federal securities laws. In connection with such acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from current officers and directors by the acquiring entity. If stock is purchased from officers and directors, the transaction could result in substantial gains to such officers and directors relative to their original purchase price for such stock. In the Company's judgment, its officers and directors would not thereby become "underwriters" within the meaning of the Section 2(11) of the Securities Act of 1933, as amended.

         It is anticipated that business opportunities will come to the Company's attention from various sources, including its officers and directors, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements or commitments with any individuals for such persons to act as a finder of opportunities for the Company.

         The Company does not foresee that it would purchase an interest in or enter into a contract with any business with which an officer or director of the Company is affiliated. Should the Company's management determine in the future, contrary to management's current expectations, that a transaction with an affiliate would be in the best interests of the Company and its stockholders, the Company's Certificate of Incorporation would permit the Company to enter into such a transaction only if (i) the Board of Directors of the Company has been apprised of the relationship or interest of the officer and director and a disinterested majority of the board members have approved the transaction, or
(ii) the stockholders of the Company have been informed of the relationship or interest and approve the transaction, or (iii) the transaction is fair and reasonable to the Company.

Investigation and Selection of Business Opportunities

         To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is anticipated that the historical operations of a specific firm may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. Because of the lack of training or experience of the Company's management, the Company will be dependent upon the owners of a business opportunity to identify such problems and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that the Company will incur further risks, since management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

         It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

         It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the public investors pursuant to the authority of the Company's Board of Directors to complete acquisitions without submitting any proposal to the stockholders for their consideration. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by the Board of Directors to seek the stockholders' advice and consent or because state law so requires.

         The analysis of business opportunities will be undertaken by or under the supervision of the officers and directors, none of whom is a professional business analyst or has any previous training or significant experience in business analysis. See "Management." The Company will have unrestricted flexibility in seeking, analyzing and participating in business opportunities; however, because of the impact of the escrow imposed by the Colorado Securities Act, it can be expected that the Company will consider only those business combinations that, when consummated, will result in at least fifty percent of the gross proceeds from the offering being committed for use in one or more specific lines of business. See "Use of Proceeds." Otherwise, the Company anticipates that it will consider, among other things, the following factors.

                  (a) Potential for growth and profitability, indicated by new technology, anticipated market expansion or new products;

                  (b) Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

                  (c)  Strength  and  diversity  of  existing   management,   or
management prospects that are scheduled for recruitment;

                  (d) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

                  (e) The cost of participation by the Company as compared to the perceived tangible and intangible values and potential;

                  (f) The extent to which the business opportunity can be advanced

                  (g) The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

                  (h)  The  accessibility  of  required  management   expertise,
personnel, raw materials, services, professional assistance and other required items; and

                  (i) Whether the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future to become, such as to permit the securities of the Company, following the business combination, to qualify to be listed on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 recently adopted by the Securities and Exchange Commission. See "Risk Factors -- Broker-Dealer Sales of Company's Registered Securities."

         In regard to the last criterion listed above, the current standards for NASDAQ listing include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $2,000,000 and net assets of at least $1,000,000. A proposal that is currently under consideration would raise those requirements to $4,000,000 and $2,000,000, respectively.

         Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the current and proposed NASDAQ listing criteria. To the extent that the Company seeks potential NASDAQ listing, therefore, the range of business opportunities that shall be available for evaluation and potential acquisition by the Company shall be significantly limited.

         In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors appropriate to the opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

         The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more, and persons should not purchase Units in the offering if they expect a short-term appreciation in the value of the Company's securities. It is unlikely that prior to consummating a business combination, the Company will have any funds available to be loaned to the target company because eighty percent of the net proceeds will be subject to an escrow and not available for purposes of a loan to the target company. See "Use of Proceeds."

         Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of product, service and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks or services marks or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements; and other information deemed relevant.

         As part of the Company's investigation, officers and directors may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise.

Form of Acquisition

         It is impossible to predict the manner in which the Company may participate in a business opportunity; however, because of the impact of the escrow imposed by the Colorado Securities Act, it can be expected that the Company will consider only those business combinations that, when consummated, will result in at least fifty percent of the gross proceeds from the offering being committed for use in one or more specific lines of business. See "Use of Proceeds." Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization, and there is no assurance that the Company would be the surviving entity. In addition, the present management and the stockholders of the Company purchasing securities in this offering most likely will not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company's directors may resign and new directors may be appointed without any vote by stockholders.

         It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of up to 80% of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's stockholders in such circumstances would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization.

         It is anticipated that any securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect upon such market.

         The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

         As a general matter, the Company anticipates that it will enter into a letter of intent with the management, principals or owners of a prospective business opportunity. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind either the Company or the business opportunity to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor the business opportunity will be bound unless and until a definitive agreement concerning the acquisition as described in the preceding paragraph is executed, and then only if neither party has any contractual right to terminate the agreement on specified grounds.

         It  is  anticipated  that  the   investigation  of  specific   business
opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, since many providers of goods and services require compensation for such goods and services at the time or soon after the time rendered, the inability of the Company to pay until an indeterminate future time may make it difficult to procure goods and services.

Investment Company Act and Other Regulation

         The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investinent Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

         Section 3(a) of the Investment Act provides the definition of an "investment company," which excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the Company's participation in a business or opportunity through the purchase and sale of investment securities will be limited. In order to avoid classification as an investment company, the Company may use a major portion of the net proceeds of this offering to search for, analyze and acquire or participate in a business or opportunity by use of a method which does not involve the acquisition, ownership or holding of investment securities.

         The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, which regulation has the purported purpose of protecting purchasers of investment company securities. Since the Company will not register as an investment company, purchasers in this offering will not be afforded these protections.

         Even if the Company restricts its activities as described above, it is possible that it may be classified as an inadvertent investment company if significant delays are experienced in locating and expending a major portion of the net proceeds of this offering on a business or opportunity other than by the method of acquiring or holding investment securities.

         The Company intends vigorously to resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Act, which allows an entity a one-time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, or even prohibitive, given the Company's limited resources.

         Any securities which the Company might acquire in exchange for its Common Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If the Company elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration was available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, the Company would be required to comply with the provisions of the Act to effect such resale.

         An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Competition

         The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities. The Company also will experience competition from other public "blind pool" companies, many of which may have more funds available than does the Company.

Administrative Offices

         The Company presently maintains its offices at 12543-A East Pacific Circle, Aurora, Colorado 80014, the home of its Vice President. Its phone number there is (303) 337-1033. The Company believes these facilities will be adequate for its needs in the foreseeable future. The Company pays no rent for the use of these facilities.

Employees

         The Company is a development stage company and currently has no employees, other than its officers. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with the decision whether or not to acquire or participate in specific business opportunities. No remuneration will be paid to the Company's officers except as set forth under the subheading "Remuneration" in the "Management" section, and under "Certain Transactions with Management and Others."

                                   MANAGEMENT

The directors and executive officers currently serving the Company are as follows:

 Name                 Age   Position Held and Tenure
 ----                 ---   ------------------------
 John J. Micek III     37   President, Director since April 27, 1990
 Frank L. Kramer       47   Secretary, Treasurer, Director since April 27, 1990,
                            Vice President since May 2, 1990
 Donald R. McGahan     56   Director since April 27, 1990

         The directors named above will serve until the first annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There are no family relationships among the officers and directors. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer. The directors and officers will devote their time to the Company's affairs on an "as needed" basis, which, depending on the circumstances, could amount to on average as little as five hours per month.

Biographical Information

         John J. Micek II.  Mr.  Micek,  the  President  and a  director  of the
Company, has been a director since February 1988 of Armanino Foods of Distinction, Inc., formerly named Falcon Fund, Inc., a blind pool company ("Armanino - Colorado"), which completed a reverse acquisition of a Delaware company ("Armanino - Delaware"). Mr. Micek has been a director of Armanino - Delaware, which is engaged in the production and marketing of gourmet, upscale specialty food products since May 1987, and has been a vice president of Armanino - Delaware since September 1989. From February 1988 to December 31, 1988, he served as general counsel and chief financial officer for Armanino - Colorado, and served in these capacities for Armanino - Delaware from May 1987 to December 31, 1988. Since January 1989, Mr. Micek has practiced law and currently serves as a consultant to Armanino - Colorado on corporate finance matters. Mr. Micek also serves as a financial consultant to Artanis, L.P., a partnership which currently markets a line of celebrity gourmet food products. From 1979 until December 1986, Mr. Micek served as corporate counsel and as assistant to the president of G. Armanino & Son, Inc. and Armanino Farms of California, which were engaged in the international food marketing business. Mr. Micek has also served as vice president, treasurer and a director of Laguna Capital Corporation, a Colorado based "blind pool" company, from April 1986 until February 1988, and as vice president, treasurer and a director of Capital Equity Resources, Inc. ("CER"), also a Colorado-based "blind pool" company, from January 1986 until August 1986. After CER completed a reverse acquisition in August 1986, it changed its name to Asha Corporation. Mr. Micek remained as a director of Asha Corporation until June 1989. He also has served as a director of Universal Group Insurance Companies, an Omaha, Nebraska-based insurance company, since 1982, and as a director of Cole Publishing Company, an educational publisher, located in Santa Rosa, California, since March 1990. He was Western Finance Coordinator for the 1984 Presidential Campaign of Walter Mondale. He received a Bachelor of Arts Degree in History from the University of Santa Clara in 1974 and a Juris Doctorate from the University of San Francisco School of Law in 1979. Mr. Micek presently devotes only as much time as is necessary as an officer of the Company.

         Frank L. Kramer. Mr. Kramer, the Vice President, Secretary, Treasurer and a director of the Company, served as president and a director of Fi-Tek Corp., a blind pool company headquartered in Aurora, Colorado, from 1984 until 1987 when it acquired Boston Technology, Inc. and moved its operations to Cambridge, Massachusetts. From May 1987 to November 1988, Mr. Kramer served as president, treasurer and the chairman of the board of FI-Tek II, Inc., a blind pool company headquartered in Aurora, Colorado, until it acquired On Line Communications, Inc. and moved its operations to San Jose, California. The company has since changed its name to On Line Network, Inc. Mr. Kramer has also served since November 1988 as the president, treasurer and a director of Fi-Tek III, Inc., a Delaware-chartered "blind pool" corporation which successfully completed an offering of securities in September 1989, and which in August 1990 acquired Videoconferencing Systems, Inc., a Norcross, Georgia-based company engaged in the design, system integration, sale, and service of turnkey interactive videoconferencing systems. Effective as of the date of acquisition, Mr. Kramer resigned as president and treasurer, but retained his position on the board of directors. From February 1987 until December 1989, he was also the treasurer and a director of Bluestone Capital Corp., a Colorado "blind pool" corporation which successfully completed an offering of securities in November 1988 and which moved its operations to Braintree, Massachusetts after acquiring Dialogue, Inc. in December 1989. Mr. Kramer also serves as president, treasurer and a director of Fi-Tek IV, Inc., a Delaware-chartered "blind pool" corporation which completed an offering of securities in September 1990. Mr. Kramer has recently become an officer and director of three other "blind pool" companies, Fi-Tek V, Inc., Fi-Tek VI, Inc. and FI-Tek VII, Inc., each of which intends to conduct a public offering of securities. See "Prior Blind Pool Activities." Mr. Kramer was affiliated with New York Life Insurance Company ("New York Life") from 1968 through 1981 and was engaged in sales, sales management, and estate planning. He became a Chartered Life Underwriter in 1972. From 1973 through 1981, he was general manager of two of New York Life's general offices. From 1981 to late 1987, Mr. Kramer was self-employed as a private financial consultant in the Denver, Colorado area, assisting businesses in arranging interim financing for their business operations, through private and commercial borrowings. He has also been engaged in the structuring and implementing of private financing for the oil and gas and commercial real estate industries. Since 1987, Mr. Kramer has been affiliated with New York Life as an agent and a recruiter. From 1986 until March of 1987, he was an employee and a director of Optimum Manufacturing, Inc., a public company engaged in manufacturing in Denver, Colorado. He obtained a B.S. Degree in Business Administration from Louisiana State University in 1964.

         Donald R.McGahan. Mr. McGahan, a director of the Company, currently serves as a senior vice president and resident manager for American Aegis Securities, Inc. ("American Aegis"), an NASD member broker dealer engaged in various securities and financing activities and headquartered in San Diego, California with offices in two other U.S. cities, including Boca Raton, Florida, the office out of which Mr. McGahan has been working since joining the firm on July 15, 1990. From October 1989 until joining American Aegis, Mr. McGahan served as a senior vice president and Eastern regional manager for Smith, Mitchell & Associates, Inc. ("Smith Mitchell"), an NASD registered firm engaged in public finance activities and headquartered in Seattle, Washington. Mr. McGahan served in Smith Mitchell's Boca Raton, Florida office. From May 1989 until October 1989, Mr. McGahan served as senior vice president of R.W. Smith & Associates, lnc., a municipal bond brokerage, also located in Boca Raton, Florida. From October 1987 until May 1989, Mr. McGahan served as senior vice president and a manager for Harry Downs & Co. Municipal Brokers, located in Boca Raton, Florida. Mr. McGahan served as senior vice president of MKI Securities Corp., located in New York City, from March 1985 to September 1987 where he established and managed a serial bond revenue desk, and from October 1981 to March 1985, he was senior vice president and a principal of Vierling, Devaney & Maguire, Inc., a New York City municipal bond firm, which merged with MKI Securities Corp. in 1985. From June 1980 to October 1981, Mr. McGahan served as the president and chief executive officer of George B. Gibbons & Co., a subsidiary of Carroll, McEntee, McGinley, a dealer in U.S. government securities, located in New York City. Mr. McGahan was also an outside director of CM&M Securities, a member firm of the New York Stock Exchange and a subsidiary of Carroll, McEntee, McGinley, from October 1980 until October 1981. From 1960 to June 1980, Mr. McGahan worked in the municipal bond department of Fahnestock & Co., a member firm of the New York Stock Exchange, where he was promoted to manager in 1968 and became a partner in 1969. Mr. MeGahan holds the following NASD licenses: Municipal Securities Representative, Municipal Securities Principal, Registration/General Securities Representative, and General Securities Principal. Mr. McGahan obtained a B.A. degree in history and political science from Villanova University in 1955. He served in the United States Navy in various capacities from 1956 until 1978 at which time he retired with the rank of Commander.

Remuneration

         The directors and officers will devote their time to the Company's affairs on an "as needed" basis, which, depending on the circumstances, will likely amount to on average as little as five hours per month spent each by Mr. Micek and Mr. McGahan, and on average twenty hours per month spent by Mr. Kramer. Commencing after completion of this offering, each of the Company's two officers will be compensated at a rate of $45 per hour for time devoted to the affairs of the Company, in excess of five hours per month, limited only by a cap of $1,500 per month and a total cap on each officer's salary of $4,500 during the Company's first year of operation. As stated previously, it is not expected that any one of the officers will devote time each month that will entitle each to draw a salary up to the maximum amount of $1,500 per month.

         Should the Company complete the acquisition of a business opportunity, the Board of Directors may award a finder's fee to an officer or affiliate of the Company, or to a third party, if the acquisition is originated as a result of his efforts. The cash portion of this fee, in the aggregate, if paid to officers or affiliates, will not exceed 10% of the gross proceeds of the offering and may be less.

         Following completion of this offering and until the Company acquires sufficient capital through means other than this offering, it is not intended, except as provided in the previous two paragraphs, that any officer or director will receive compensation from the Company for performance of duties as an officer or director other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Transactions with Management and Others."

Indemnification of Officers and Directors

         As permitted by Delaware law, the Company's Certificate of Incorporation provides that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

         Pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation excludes personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 174 of the Delaware General Corporation Law, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

                           PRIOR BLIND POOL ACTIVITIES

         John J. Micek II, the Company's President and a director, previously served as vice president, treasurer and a director of Capital Equity Resources, Inc. ("CER"), a development stage company that conducted a blind pool offering. CER closed its public offering on May 8, 1986, and raised a total of $200,000 in gross proceeds by selling 20,000,000 Units at $.01 per Unit. During August 1986, CER completed a reverse acquisition of ASHA, Inc. ("ASHA") by which CER acquired 100% of ASHA in exchange for approximately 92.4% of the outstanding shares of CER. ASHA was engaged in the development of a full-time four wheel drive, four passenger utility automobile which was being developed around a new automotive architecture invented by ASHA's President, Alain Clenet. ASHA was a newly formed company and had no operations prior to the acquisition. Mr. Micek did not dispose of any of his stock holdings in CER or receive any compensation from CER or from ASHA in connection with the ASHA acquisition. Upon his resignation as a director of ASHA in June 1989, Mr. Micek received shares of stock in ASHA which represented less than five percent of the total shares outstanding.

         Mr. Micek also previously served as vice president, treasurer, and a director of Laguna Capital Corp. ("Laguna"), which closed its public offering during September 1986, with total proceeds raised of $200,000 by selling 20,000,000 units at $.01 per unit. In February 1988, Laguna completed a reverse acquisition of Sporting Life, Inc. ("Sporting Life") whereby Laguna acquired 100% of the outstanding shares of Sporting Life in exchange for approximately 90% of the outstanding shares of Laguna. Sporting Life distributes and sells golf and tennis equipment and supplies for domestic and foreign manufacturers through its Las Vegas Discount Golf and Tennis franchises and mail order business. Laguna/Sporting Life has changed its name to Las Vegas Discount Golf & Tennis, Inc. All of the officers and directors of Laguna resigned effective as of the closing of the acquisition. Mr. Micek did not receive any compensation from Laguna or Sporting Life and did not dispose of any of his stock holdings in Laguna in connection with the Sporting Life acquisition.

         Frank L. Kramer, the Company's Vice President, Secretary, Treasurer and a director, previously served as a director and as president of Fi-Tek Corp. ("Fi-Tek"), a blind pool company. Fi-Tek initiated its public offering on April 2, 1986 and closed the offering on June 11, 1986, with total proceeds of $250,000 upon sale of 12,500,000 units (consisting of common stock and common stock purchase warrants), at a price of $.02 per unit, which constituted all units offered.

         During January 1987, Fi-Tek completed a reverse acquisition (stock-for-stock exchange). It acquired Boston Technology, Inc. ("Boston"), a Delaware corporation based in Cambridge, Massachusetts, which is engaged in the design, manufacture and marketing of computer-based telecommunications systems commonly known as "voice messaging systems." FI-Tek issued 98,000,000 restricted shares of its common stock in exchange for all the outstanding capital stock of Boston, which shares represented 80% of Fi-Tek's issued and outstanding common stock following the acquisition. Mr. Kramer, who still owns stock in Fi-Tek and who resigned as a director and officer of Fi-Tek as of January 31, 1987, received, as total compensation from Fi-Tek, a consulting fee of $1,000. Mr. Kramer did not dispose of any of his stock holdings in Fi-Tek as part of the acquisition of Boston.

         Frank L. Kramer previously served also as a director and as president and treasurer of Fi-Tek II, Inc. ("Fi-Tek II"), a blind pool company. Fi-Tek II initiated its public offering on March 10, 1988 and closed the offering in July 1988, with total proceeds of $216,211.78 upon sale of 10,810,589 units (consisting of common stock and common stock purchase warrants), at a price of $.02 per unit. During November 1988, Fi-Tek II completed a reverse acquisition (stock-for-stock exchange). It acquired On Line Communications, Inc. ("On Line"), a California corporation based in San Jose, California, which is an Alternate Operator Services (AOS) provider of long distance telephone services for persons making credit card, collect call and third party billing telephone calls. Fi-Tek II issued 95,442,356 restricted shares of its common stock in exchange for all the outstanding capital stock of On Line, which shares represented 80% of Fi-Tek II's issued and outstanding common stock following the acquisition. Mr. Kramer, who currently owns stock in Fi-Tek II and resigned all his positions with Fi-Tek II as of October 1988, has not received any compensation from the Company other than a consulting fee of $5,000. Mr. Kramer did not dispose of any of his stock holdings in Fi-Tek II as a part of the acquisition of On Line.

         Frank L. Kramer currently serves as president, treasurer and as a director of Fi-Tek III, Inc. ("Fi-Tek II"), a blind pool company. Fi-Tek III initiated its public offering on May 26, 1989 and closed the offering on September 12, 1989, with total proceeds of $500,000 upon the sale of 25,000,000 Units (consisting of common stock and common stock purchase warrants), at a price of $.02 per unit, which constituted all the units offered. During August 1990, Fi-Tek II completed a reverse acquisition (stock-for-stock exchange). It acquired Videoconferencing Systems, Inc. ("VSI"), a Norcross, Georgia-based company engaged in the design, system integration, sale, and service of turnkey interactive videoconferencing systems. Fi-Tek II issued 181,629,157 restricted shares of common stock, 9,081,958 restricted shares of series A cumulative convertible preferred stock and 500,000 restricted shares of series B cumulative preferred stock for all the outstanding capital stock of VSI. Mr. Kramer, who currently owns stock of Fi-Tek III, has received total compensation of $5,000 as a result of his position with Fi-Tek III. Mr. Kramer did not dispose of any of his stock holdings in Fi-Tek II as part of the acquisition of VSI.

         Mr. Kramer also currently serves as an officer and director of Fi-Tek IV, Inc., Fi-Tek V, Inc., Fi-Tek VI, Inc., and Fi-Tek VII, Inc. Fi-Tek IV, Inc. completed a public offering of securities in September 1990, with total proceeds of $215,415 upon the sale of 10,770,750 units (the maximum number of units offered was 15,000,000). Fi-Tek V, Inc., and FI-Tek VI, Inc. and Fi-Tek VII, Inc. each intend to conduct public offerings of their respective securities.

         Mr. Kramer also served from February 1987 until December 1989 as a director and as secretary and treasurer of Bluestone Capital Corp. ("Bluestone"), a blind pool company. Bluestone initiated its public offering on July 13, 1988 and closed the offering on November 14, 1988, with total proceeds of $150,000 upon sale of 1,500,000 units (consisting of common stock and common stock purchase warrants), at a price of $.l0 per unit, which constituted all units offered. During December 1989, Bluestone incorporated a wholly owned subsidiary for the purpose of merging it into Dialogue, Inc., a Delaware corporation ("Dialogue") and in connection therewith, all of the outstanding stock of Dialogue was converted into 30,000,000 shares of Bluestone's common stock, which shares represented 80% of Bluestone's issued and outstanding common stock following the reorganization. Dialogue, Inc., which is a voice mail systems distributor located in Braintree, Massachusetts, in December 1989, became a wholly owned subsidiary of Bluestone. Mr. Kramer, who currently owns stock in Bluestone and resigned all his positions with Bluestone in December 1989, has not received any compensation from the company. Mr. Kramer did not dispose of any of his stock holdings in Bluestone as a part of the reorganization with Dialogue.

         Mr. Kramer's positions in Fi-Tek IV, Inc., Fi-Tek V, Inc., Fi-Tek VI, Inc., and Fi-Tek VII, Inc., create the potential for conflicts of interest with the Company, especially should one or more of those companies happen to be seeking a business opportunity at the same time that the Company is seeking such an opportunity. See "Potential Conflicts of Interest."

         Mr. McGahan has not previously participated in any "blind pool" offerings.

                         POTENTIAL CONFLICTS OF INTEREST

         Initially, none of the officers of the Company will devote more than a portion of his time to the affairs of the Company. See "Management." All of the officers have employment outside of the Company. There will be occasions when the time requirements of the Company's business conflict with the demands of the officers' other employment. In this event, such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

    Frank L. Kramer, Vice President, Secretary, Treasurer and a director of the Company, is also an officer and director of five other Denver, Colorado, based development stage corporations, three of which intend to conduct a public offering of securities, and the other two of which have recently completed public offerings of their respective securities. See "Prior Blind Pool Activities." Should the Company complete the offering made by this Prospectus before those other development stage companies acquire a business opportunity, the Company would be in direct competition with those companies for available opportunities.

         While Mr. Kramer will attempt to resolve any such conflicts in the Company's favor, there is no assurance that his efforts to that end will be successful. The Company has not adopted any policy to deal with the conflicts of interest that are likely to arise from Mr. Kramer's involvement in other blind pool companies. The resolution of such conflicts is to be made, if at all, only by the exercise of such business judgment as is consistent with Mr. Kramer's fiduciary duties to the Company and to the other blind pool companies of which he is an officer or a director. Should any of the Company's officers and directors breach their respective fiduciary duty of loyalty, the Company's stockholders will, under Delaware corporate law, have a cause of action against those officers and directors. The Company's management does not intend to give priority to other blind pool offerings in which Mr. Kramer is involved that were declared effective prior to July 1,

1990 and, therefore, not subject to the proceeds escrow requirement imposed by the Colorado Securities Act. See "Use of Proceeds."

         The Company's officers, directors, and other management personnel are subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Company has indicated an interest, either through its proposed business plan or by way of an express statement of interest, contained in the Company's minutes. No such indication of interest has yet been declared. If such areas are delineated, all business opportunities within each area of interest which come to the attention of the officers, directors and key management personnel of the Company must be promptly disclosed to the Board of Directors and made available to the Company. In the event the Board shall reject an opportunity so presented, any of the Company's officers, directors, or key management personnel may avail himself of such opportunity. Every effort will be made to resolve any conflicts which may arise in favor of the Company. There can be no assurance, however, that these efforts will be successful.

                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Prior to the date of this Prospectus, the Company issued to its officers, directors, and others a total of 7,300,000 shares of Common Stock for a total of $16,000 in cash and services, or an average of $.0022 per share. Certificates evidencing the Common Stock issued by the Company to these persons have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the Common Stock held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock, see "Risk Factors -- The Offering -- Possible Rule 144 Sales."

         No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

         The Company has adopted a policy wherein any consulting or finder's fee paid will be paid to a third party for consulting services on an ad hoc basis, to assist management in evaluating a prospective business opportunity. Such consulting or finder's fees may be paid to officers, directors or affiliates of the Company.

         The Company maintains its offices at the residence of its Vice President, for which it pays no rent, and for which it does not anticipate paying rent in the future. The Company anticipates that following the consummation of a business combination with an acquisition candidate, the Company's office will be moved, but cannot predict future office or facility arrangements with officers, directors or affiliates of the Company.

         The Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of stock by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of the date of this Prospectus, the number of shares of Common Stock owned of record and beneficially by officers, directors and persons presently holding 5.0% or more of the outstanding Common Stock of the Company. Also included are the shares held by all officers and directors as a group. The table further shows the effect on ownership resulting from the sale of both the minimum number of Units (1,500,000) and the maximum number of Units (3,000,000), without giving effect to the Warrants included in the Units.
                                                     Percent of Class Owned
         Name                     Owned          -------------------------------
         and                   Beneficially       Before     After      After
       Address                Before Offering    Offering  Minimum(1) Maximum(1)
       -------                ---------------    --------  --------------------
John J. Micek III*                1,200,000        16.4%     13.6%     11.7%
430 Cowper St
Palo Alto,CA 94301

Frank L. Kramer*                  1,200,000        16.4%     13.6%     11.7%
12543-A E. Pacific Circle
Aurora, CO 80014

Donald R. McGahan*                1,200,000        16.4%     13.6%     11.7%
c/o Smith Mitchell & Assoc.
980 N. Federal Hwy #206
Boca Raton, FL 33432

Keith A. Koch                     1,200,000        16.4%     13.6%     11.7%
9171 Towne Centre Dr. #365
San Diego, CA 92122

Kenneth L. Maul                   1,200,000        16.4%     13.6%     11.7%
5160 S. Valley View Blvd. #106
Las Vegas, NY 89118

* All directors                   3,600,000        49.3%     40.9%     35.0%
and officers (3 persons)

--------------

  (1) The figures shown do not take into account the Common Stock that the listed persons may purchase in this offering. No arrangements for any such purchases have been made and the Company does not anticipate any future arrangements whereby shares of the offering are reserved for sale to such persons.

                            DESCRIPTION OF SECURITIES

Units

         Each Unit offered consists of one share of the Company's $.00001 par value Common Stock, one Class A Common Stock Purchase Warrant, one Class B Common Stock Purchase Warrant and one Class C Common Stock Purchase Warrant. Units will be evidenced by Common Stock and Warrant certificates, and will be mailed to purchasers as soon as practicable following the closing of the offering.

Common Stock

         The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock with a par value of 5.00001. Each record holder of Common Stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. Cumulative voting for the election of directors is not permitted by the Certificate of Incorporation.

         Holders of outstanding shares of Common Stock are entitled to those dividends declared by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of Common Stock have no preemptive, conversion or redemptive rights. All of the issued and outstanding shares of Common Stock are, and all unissued shares when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of the Company's Common Stock are issued, the relative interests of then existing stockholders may be diluted.

Preferred Stock

         The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.00001 par value. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into common stock. No preferred stock has been issued by the Company. The Company anticipates that preferred stock may be utilized in making acquisitions.

Warrants


         The Warrants being offered as part of the Units will be in registered form and will be issued pursuant to a Unit Warrant Agreement, dated the same date as this Prospectus, between the Company and the Warrant Agent named below. The following information is only a summary of that agreement and is qualified in its entirety by the provisions of that agreement. Upon issuance, the Warrants will be detachable and may be separately traded in the over-the-counter market, if any market for the Warrants should develop.

         Exercise Price and Periods. Subject to redemption by the Company and to the current Registration Statement requirement, both of which limitations are described below, each Class A Warrant is exercisable for one share of Common Stock commencing with the date of this Prospectus and terminating on the second anniversary of such date, at a price of $30 per share. Each Class B Warrant is exercisable for one share of Common Stock at a price of $35 per share commencing with the date of this Prospectus and terminating on the second anniversary of such date. Each Class C Warrant is exercisable for one share of Common Stock at a price of $1.30 per share commencing with the date of this Prospectus and terminating on the second anniversary of such date. The Warrant expiration dates (and the period during which the Warrants are exercisable) may be extended indefinitely, or the exercise price thereof reduced, at the discretion of the Company, upon giving written notice to the Warrant Agent and the warrantholders. Investors should be aware that if less than seventy-five percent of the net proceeds from the exercise of Warrants is committed for use in one or more specific lines of business, the proceeds from the exercise of Warrants will likely be placed in an escrow pursuant to the Colorado Securities Act. See "Use of Proceeds."

         Manner of Exercise. Class A, Class B and Class C Warrants may be exercised by surrender of the Warrant to the Warrant Agent with appropriate instructions accompanied by payment of the full purchase price for the Common Stock underlying each Warrant being exercised. Payment of the purchase price must be made in United States funds payable to the Company. The Warrant and payment therewith must reach the Warrant Agent on or before the expiration date (or the earlier redemption date, as provided in the next paragraph) of the Warrant.

         Redemption of the Warrants. The Warrants shall be subject to redemption by the Company as follows:

         (a) Subject to the  limitations  set forth  below in this  subparagraph
(a), all, but not less than all, of the Class A Warrants and, in addition or in the alternative, all, but not less than all, of the Class B Warrants and, in addition or in the alternative, all, but not less than all, of the Class C Warrants may be called for redemption by the Company, at a redemption price of $.0001 per Warrant, at any time prior to the declaration by the Securities and Exchange Commission of the effectiveness of a post-effective amendment to the Registration Statement of which this Prospectus is a part, without prior written notice to the registered holders of the Warrants and without any right on the part of the holders of the Warrants to exercise their purchase rights prior to the redemption date. Upon redemption, the warrantholder will receive only the redemption price and will forfeit his right to purchase the Common Stock underlying the Warrants. The warrantholder shall be entitled to receive the redemption price provided above only if the warrantholder delivers a written request for such payment, accompanied by the warrant certificate representing the Warrants to be redeemed, to the Company's warrant agent within 30 days after the warrantholder shall have been notified that the applicable class or classes of Warrants have been redeemed in accordance with this subparagraph (a). Because the Warrants may be exercised only so long as this Prospectus remains current or after a post-effective amendment shall have been declared effective by the Commission, a redemption of the Warrants pursuant to this subparagraph (a) will mean that the warrantholder shall never have received an opportunity to exercise the Warrants following the acquisition of a business opportunity by the Company. The Company's right to redeem the Warrants in accordance with this subparagraph (a) may be exercised, however, only in the event that management of a business opportunity that is the target of a business combination with the Company shall have required, in writing, that the redemption of the Warrants shall be a condition precedent to the consummation of the business combination between the Company and the target company. The redemption is to become effective only upon the closing of such a business combination. Should the contemplated business combination fail to close, the redemption shall be void and the exercisability of the Warrants covered by the redemption shall not be affected. The failure of one or more business combinations to close shall not, however, impair the Company's right to redeem Warrants under this subparagraph (a) if the Company enters into arrangements for a subsequent business combination featuring the warrant-redemption condition described above in this subparagraph (a). To the extent that the management of a business opportunity that consummates a business combination with the Company does not require redemption of Warrants as a condition of closing, the right of the Company to redeem Warrants under this subparagraph (a) shall be extinguished. Redemption of only one class of Warrants pursuant to this subparagraph (a) shall not affect the exercisability of the other classes of Warrants.

         (b) In addition to the redemption  mechanism  described in subparagraph
(a), above, all or any number of the Warrants can be called for redemption at a redemption price of $.0001 per Warrant by the Company at any time during their exercise term upon a minimum of thirty (30) days' prior written notice mailed to the registered holders of the Warrants, subject to the right of the holders of the Warrants to exercise their purchase rights between the date of any notice of redemption up to and including the redemption date given by the Company. The notice period may be extended, at the discretion of the Company, upon giving subsequent notice to the Warrant Agent and to registered holders of the Warrants. Any holder who does not exercise his Warrants prior to the date set for call will receive only the redemption price and will forfeit his right to purchase the Common Stock underlying the Warrants. Warrantholders who do not exercise their Warrants during the redemption period will receive the redemption price only if the Warrants are received by the Warrant Agent prior to expiration of the redemption period.

         Limitations Upon Exercise or Redemption. The Warrants may not be exercised or redeemed, except under circumstances set forth in subparagraph (a) of the preceding paragraph, unless the Company maintains a current Registration Statement in effect during the respective exercise or redemption periods of the Warrants. The Company will use its best efforts to file post-effective amendments to its Registration Statement, if needed, to keep information on the Company current during the period during which the Warrants may be exercised or redeemed. However, the Company will have no obligation to keep the Registration Statement current when the market bid price for the Company's Common Stock is below the exercise price of the Warrants. The Common Stock issuable upon the exercise of the Warrants cannot be sold in various states without qualifying the Common Stock under state law and the Company may find it impractical or impossible to so qualify the Common Stock in those states where it does not initially qualify this offering. Investors should be aware that certain exemptions from registration under state law for the exercise of the Warrants, otherwise available to the Company, may not be available with respect to exercise of Warrants by those warrantholders who have disposed of all their shares of common stock. Warrantholders who are residents of states in which the Company does not qualify the Common Stock underlying the Warrants for sale will have no choice but either to sell their Warrants or to let them expire.

         Rights of Warrantholders. Holders of the Warrants will have no voting rights, and will not be entitled to dividends. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders of the Warrants will not be entitled to participate in any liquidation distribution. Holders of Warrants are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits or reclassifications of the Company's Common Stock. Stockholders should be aware that the Division of Market Regulation of the Commission has taken the position that where an issuer materially reduces the exercise price of outstanding warrants for a specified period of time during the remaining term of the warrants, and warrantholders are therefore required to make a decision whether to tender their warrants to the issuer in exchange for another security, then the warrantholders should be provided with adequate information with respect to the offer in compliance with Rule 13e-4 (the "Rule"). In the event the Rule is deemed to be applicable to a particular action taken by the Company, compliance with the Rule may require the filing of an appropriate schedule under that Rule and distribution of an offering circular to warrantholders with appropriate disclosures.

         Effect of Warrants. For the life of the Warrants, warrantholders have the opportunity to profit from a rise in the market value of the Common Stock of the Company, if any, at the expense of the Common Stockholders. A warrantholder may be expected to exercise Warrants at a time when the Company, in all likelihood, would be able to obtain equity capital, if it so desires, by a public sale of a new Common Stock offering on terms more favorable than those provided in the Warrants. Exercise of the Warrants will dilute the equity interest of other stockholders in the Company.

         Warrant Solicitation Fees. The Company may employ selected brokers and/or dealers to solicit the exercise of Warrants on its behalf. The Company may pay such brokers and dealers a Warrant solicitation fee of up to 3% of the gross proceeds received from the exercise of Warrants originated by or from the broker's or dealer's office. No such fees will be paid if (i) the exercise of the Warrants is made at a time when the market price of the Company's Common Stock is lower than the exercise price of the Warrants, (ii) the Warrants to be exercised are held in a discretionary account, (iii) the solicitation of the exercise of such Warrants would violate Rule 10b-6 promulgated under the Securities Exchange Act of 1934, as amended, (iv) the brokers or dealers failed to notify the Company in writing at least 10 calendar days prior to commencement of such solicitation, (v) disclosure of compensation arrangements was not made in documents provided to customers both as part of the original offering and at the time of exercise, or (vi) the exercise of the Warrants is the result of an unsolicited transaction.

Transfer and Warrant Agent

         American Securities Transfer, Inc., 1825 Lawrence Street, Suite 444, Denver, Colorado 80202, will act as the Transfer Agent and Warrant Agent for the Common Stock and Warrants of the Company.

Reports to Stockholders

         The Company plans to furnish its stockholders for each fiscal year with an annual report containing financial statements audited by its independent certified public accountants. In the event the Company enters into a business combination with another company, it is the present intent of management to continue furnishing annual reports to stockholders. Additionally, the Company may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.

                                TERMS OF OFFERING

         This offering is being conducted by the Company and is not being underwritten. The Units offered hereby are being offered on behalf of the Company by the Company's President, who has had no prior experience in the sale of securities. No underwriting discounts or commissions will be paid to him, although his out-of-pocket expenses will be reimbursed by the Company.

         The Units are offered on a "best efforts, minimum-maximum" basis. All proceeds from the sale of Units will be deposited into an escrow account at Omnibank Aurora, located in Aurora, Colorado (the "Escrow Agent"), by not later than noon of the next business day following receipt. No funds will be released unless and until the minimum 1,500,000 Units have been sold. Unless proceeds from the sale of the minimum number of Units have been deposited with the Escrow Agent within 90 days following the date of this Prospectus (which period may be extended for an additional 90 days at the Company's sole discretion) the offering will be withdrawn and all monies received will be refunded by the Escrow Agent, without deduction therefrom for offering costs or sales expenses, if any, and without the payment of any interest thereon. If at least 1,500,000 Units are sold and the proceeds therefrom deposited within the period set forth above, the offering will continue until the remaining 1,500,000 Units being offered are sold, until 90 days from the date of this Prospectus (180 days if extended), or until the Company determines to terminate the offering, whichever event occurs first. During the offering period, investors will not have access to their funds.

         The Company expects to make sales of the Units to persons whom it believes may be interested or who have contacted the Company to express an interest in purchasing the Units. The Company may sell Units to such persons if they reside in a state where the Units can lawfully be sold. The Company is not obligated to sell any Units to any such person and will do so only to the extent that such sales would not be inconsistent with a public distribution of the Units.

         Officers, directors, and affiliates of the Company may purchase in the aggregate up to 20% of the Units sold in this offering. Such purchases, if made, will be made for investment purposes only and not for immediate resale. Neither the Company nor any of its officers or directors will provide or otherwise arrange, either directly or indirectly, financing for any such purchases and none of the proceeds of this offering will be used, directly or indirectly, to fund or otherwise to finance any such purchases.

         To the extent that such persons purchase Units in the offering, the number of Units required to be purchased by the general public in order to reach the minimum amount for closing is reached will be reduced by a like amount. Moreover, these purchases may be used in order to reach the minimum amount for closing in the event the minimum is not reached as a result of purchases by the general public. Consequently, this offering could close with a substantially greater percentage of Common Stock being held by present stockholders and with less participation by the public than would otherwise be the case.

Pricing of the Units

         There is no public market for the Units or any of their component securities and there is no assurance that a market will develop for such following the offering. The offering price of the Units to be sold in the offering was determined arbitrarily by the Company. In determining the offering price and number of Units to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, lack of operating history and the general condition of the securities markets.

         Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered to be an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, lack of earnings or net worth, or any other traditional criteria of value.

Escrow of Net Proceeds

         Because the Company intends to offer the Units to residents of the State of Colorado, the Company will be subject to the new Colorado Securities Act, which requires the placement in escrow of eighty percent of the net proceeds of the offering ($103,600 -- minimum, $223,600 maximum) until the completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of Units are committed for use in one or more specific lines of business. The Company intends to open the required escrow account immediately following the closing of the offering in accordance with the new Colorado Securities Act.

         The Company has entered into an escrow agreement with Omnibank Aurora, located in Aurora, Colorado, which provides for the establishment of the aforementioned escrow account. If, after four (4) years from the date funds are deposited into an escrow account, established in accordance with the Colorado Securities Act (the "Colorado escrow account"), the Company has not consummated a business combination that has resulted in the release of the funds escrowed in compliance with the Colorado Securities Act, the escrow agreement that the Company has entered into with Omnibank Aurora (for purposes of this paragraph, the "escrow agent") provides that the escrow agent shall, as promptly as possible, distribute the funds in the Colorado escrow account to the persons then holding the shares of the Company's common stock issued in this offering on a pro rata basis based on the number of shares held. See "Risk Factors -- Impact of Amendments to the Colorado Securities Act" and "Possible Distribution of Escrowed Funds After Four Years." Therefore, investors in this offering should be aware that, in the event of a distribution as described in the previous sentence, only a portion of the funds originally invested will be distributed to the persons then holding shares issued in this offering, without any interest being paid thereon. Neither the Colorado escrow agreement, nor any distribution made thereunder, shall affect ownership of the Units issued in this offering, i.e., the shareholders who receive their pro rata portion of the aforementioned distribution shall not be required to return their Units to the Company's treasury. In the event a distribution is made, as provided above, the Company's ability to adequately investigate and evaluate business opportunities and to attract favorable business opportunities will be adversely affected.

                                LEGAL PROCEEDINGS


         The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

         No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

                                  LEGAL MATTERS

         The Company has been represented, and the legality of the securities being offered hereby has been passed upon, by the firm of Pred and Miller, Attorneys at Law, 501 South Cherry Street, Suite 500, Denver, Colorado 80222. Three attorneys of that firm own a total of 500,000 shares of the Company's outstanding Common Stock.

                                     EXPERTS

         The financial statements included in this Prospectus beginning at page F-l have been examined by Wenner, Silvestain and Company, Independent Certified Public Accountants, as set forth in their report herein and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         The Company has filed with the Denver Regional Office of the Securities and Exchange Commission, Denver, Colorado, a Registration Statement on Form S-18 (herein, together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended, regarding the Units being offered. This Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information regarding the Company and the securities offered, reference is made to the Registration Statement and the exhibits filed therewith. The Registration Statement, including exhibits, may be inspected at the office of the Securities and Exchange Commission, 410 Seventeenth Street, Suite 700, Denver, Colorado 80202, and at the Commission's principal office in Washington, D.C., without charge. Copies of the Registration Statement, or any part thereof, may be obtained from the Commission's principal office at 450 Fifth Street N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Catalina Capital Corp.
Aurora, Colorado

         We have  audited the  accompanying  balance  sheet of Catalina  Capital
Corp. (a development stage company) as of June 6, 1990, and the related statements of operations, stockholders' equity and cash flows for the period April 27, 1990 (inception) to June 6, 1990. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalina Capital Corp. (a development stage company) as of June 6, 1990, and the results of its operations and its cash flows for the period April 27, 1990 (inception) to June 6, 1990 in conformity with generally accepted accounting principles.


                                          Wenner, Silvestain and Company


Englewood, Colorado
June 20, 1990

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                  JUNE 6, 1990

                                     ASSETS
CURRENT ASSETS
      Cash ........................................................     $10,791
                                                                        -------
OTHER ASSETS
      Organization costs, net of amortization .....................         492
      Deferred offering costs .....................................       5,385
                                                                        -------
                                                                          5,877
                                                                        -------
TOTAL ASSETS ......................................................     $16,668
                                                                        =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable ............................................     $   885
                                                                        -------
STOCKHOLDERS' EQUITY
     Preferred stock, $.0000l par value,
       20,000,000 shares authorized ...............................        --
     Common  stock, $.00001  par  value,
       100,000,000 shares authorized,
       7,300,000 shares issued and outstanding ....................          73
     Additional paid in capital ...................................      15,927
     (Deficit) accumulated during the development .................        (217)
                                                                        -------
            Total Stockholders' Equity ............................      15,783
                                                                        -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ........................     $16,668
                                                                        =======

               The accompanying notes to financial statements are
                     an integral part of these statements.

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS
            FOR THE PERIOD APRIL 27, 1990 (INCEPTION) TO JUNE 6, 1990

REVENUES ........................................................   $      --
                                                                    -----------

EXPENSES
     Amortization ...............................................   $         8
     General and administrative expenses ........................           209
                                                                    -----------

            Total Expenses ......................................           217
                                                                    -----------

NET (LOSS) ......................................................   $      (217)
                                                                    ===========

NET (LOSS) PER SHARE ............................................   $      --
                                                                    ===========

WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING ..........................................   $ 7,300,000
                                                                    ===========


               The accompanying notes to financial statements are
                      an integral part of these statements.


                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        STATEMENT OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD APRIL 27, 1990 (INCEPTION) TO JUNE 6, 1990

                                                             Common Stock                      Deficit
                                                      ----------------------                 Accumulated
                                                       Number                   Additional   During the
                                        Preferred        of            Par       Paid In     Development
                                          Stock        Shares         Value      Capital        Stage
                                          -----        ------         -----      -------        -----
Common stock issued for cash
 April 27, 1990 at $.001 per share         --         5,000,000      $    50     $  4,950       $ --

Common stock issued for cash
 May 2, 1990 at $.0l per share                          100,000            1          999         --

Common stock issued for cash
 May 9, 1990 at $.Ol per share                          100,000            1          999         --

Common stock issued for cash
 May 11, 1990 at $.01 per share                         200,000            2        1,998         --

Common stock issued for cash
 May 14, 1990 at $.0l per share                         200,000            2        1,998         --

Common stock issued for cash
 May 16, 1990 at $.004 per share                        500,000            5        1,995         --

Common stock issued for cash
 May 16, 1990 at $.001 per share                        200,000            2          198         --

Common stock issued for cash
 May 18, 1990 at $.001 per share                        200,000            2          198         --

Common stock issued for cash
 May 25, 1990 at $.001 per share                        200,000            2          198         --

Common stock issued for cash
 May 29, 1990 at $.001 per share                        200,000            2          198         --

Common stock issued for cash
 May 30, 1990 at $.0l per share                         100,000            1          999         --

Common stock issued for cash
 May 31, 1990 at $.0l per share                         100,000            1          999         --

Common stock issued for cash
 June 6, 1990 at $.001 per share                        200,000            2          198         --

Net (loss) for the period ended
 June 6, 1990                                                --           --           --        (217)
                                         ------       ---------     --------     --------      ------
                                           --         7,300,000     $     73     $ 15,927      $ (217)
                                         ======       =========     ========     ========      ======


      The accompanying notes to financial statements are an integral part of these statements.



                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF CASH FLOWS
            FOR THE PERIOD APRIL 27, 1990 (INCEPTION) TO JUNE 6, 1990

CASH FLOWS FROM OPERATING ACTIVITIES
     Cash paid to suppliers ................................................   $   (209)
                                                                               --------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of common stock ................................     16,000
     Payment of deferred offering costs ....................................     (4,500)
     Payment of organization costs .........................................       (500)
                                                                               --------
     Net Cash Provided by Financing Activities .............................     11,000
                                                                               --------
NET INCREASE IN CASH .......................................................     10,791
CASH, Beginning of Period ..................................................       --
CASH, End of Period ........................................................   $ 10,791
                                                                               ========
     RECONCILIATION OF NET INCOME TO NET CASH (USED) BY OPERATING ACTIVITIES

NET (LOSS) .................................................................   $   (217)

     Adjustments to reconcile net (loss) to net cash
      (used) by operating activities
      Amortization .........................................................          8
                                                                               --------
NET CASH (USED) BY OPERATING ACTIVITIES ....................................   $   (209)
                                                                               ========

             SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

Increase in accounts payable for deferred public offering costs is $885.


               The accompanying notes to financial statements are
                      an integral part of these statements.

                                      F-5

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

Note 1--Summary of Significant Accounting Policies

         Organization -- The Company was organized as a Delaware corporation on April 27, 1990. The Company intends to implement a business plan to seek, investigate, and if warranted, acquire one or more business properties.

         Basis of Presentadon -- As of June 6, 1990, the Company was in the development stage and was primarily engaged in raising capital.

         Fiscal Year End -- The Company has selected a March 31 fiscal year end for its financial and tax reporting.

Note 2 -- Public Offering

         The Company intends to offer to the public a minimum of 1,500,000 to a maximum of 3,000,000 units on a "best efforts, minimum-maximum" basis at a sales price of $.10 per unit. Each unit consists of one (1) share of the Company's $.00001 par value common stock and one (1) each Class A, Class B, and Class C common stock purchase warrant.

         The offering is being conducted by the Company and is not being underwritten. The units offered hereby are being offered on behalf of the Company by the officers, directors, and affiliates of the Company. No underwriting discounts or commissions will be paid to such persons, although their out-of-pocket expenses will be reimbursed by the Company.

         The new Colorado Securities Act, effective July 1, 1990, provides that where less than seventy-five percent of the net proceeds from the sale of securities are committed for use in one or more specific lines of business, eighty percent of the net proceeds received by the issuer shall be placed in escrow until (i) completion of a transaction or series of transactions whereby at least fifty percent of the gross proceeds received from the sale of securities are committed for use in one or more specific lines of business, and (ii) notice of the proposed release of the escrowed funds has been on file with the Colorado Division of Securities for at least ten days. The Company anticipates that this offering will be subject to the escrow provisions.

         The Company estimates it will receive net proceeds from this offering of $129,500 if the minimum number is sold and $279,500 if the maximum is sold. As such, eighty percent of the net proceeds required to be escrowed would be $103,600 if the minimum is sold and $223,600 if the maximum is sold. If after four years from the date the funds are deposited into escrow the Company has not consummated a business combination that has resulted in the release of the escrowed funds as prescribed, the funds will be distributed to the persons then holding the shares of common stock issued in this offering on a pro rata basis based on number of shares held.

         Deferred offering costs represent costs incurred with the proposed offering of common stock to the public. In the event that the current offering is successful, costs incurred will be charged against the proceeds of the offering. If the offering is not successful, the costs will be charged to operations.

Note 3 -- Warrants

         Subject to redemption by the Company and to the current Registration Statement requirement, both of which limitations are described below, each Class A warrant is exercisable for one share of common stock commencing with the date of the prospectus and terminating on the second anniversary of such date, at a price of $.30 per share. Each Class B warrant is exercisable for one share of common stock at a price of $.75 per share commencing with the date of the prospectus and terminating on the second anniversary of such date. Each Class C warrant is exercisable for one share of common stock at a price of $1.30 per share commencing with the date of the prospectus and terminating on the second anniversary of such date. The warrant expiration dates may be extended indefinitely, or the exercise price thereof reduced, at the discretion of the Company, upon giving written notice to the warrant agent and the warrantholders.

                             CATALINA CAPITAL CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Note 3 -- Warrants (Continued)

         All of the Class A, Class B or Class C warrants may be called for redemption by the Company, at a redemption price of $.0001 per warrant, at any time prior to the declaration by the Securities and Exchange Commission of the effectiveness of a post-effective amendment to the Registration Statement of which the prospectus is a part, without prior written notice to the registered holders of the warrants and without any right on the part of the holders of the warrants to exercise their purchase rights prior to the redemption date. The warrants may be exercised only so long as the prospectus remains current or after a post-effective amendment shall have been declared effective by the Commission.

         In addition, all or any number of the warrants can be called for redemption at a redemption price of $.0001 per warrant by the Company at any time during their exercise term upon a minimum of thirty (30) days' prior written notice mailed to the registered holders of the warrants, subject to the right of the holders of the warrants to exercise their purchase rights between the date of any notice of redemption up to and including the redemption date given by the Company. The notice period may be extended, at the discretion of the Company, upon giving subsequent notice to the warrant agent and to registered holders of the warrants.

         The Company may employ selected brokers and/or dealers to solicit the exercise of Warrants on its behalf. The Company may pay such brokers and dealers a warrant solicitation fee of up to 3% of the gross proceeds received from the exercise of warrants originated by or from the broker's or dealer's office.

Note 4 -- Related Party Transactions

         The Company presently maintains its offices at the home of its Vice President for which it pays no rent.

         The Company has paid its present securities counsel, Pred and Miller, $5,000 to date for services rendered in connection with the public offering of the Company's common stock. Three of the Company's stockholders are partners in the law firm of Pred and Miller.

         Should the Company complete the acquisition of a business opportunity, the Board of Directors may award a finder's fee to an officer or affiliate of the Company, or to a third party, if the acquisition is originated as a result of his efforts. The cash portion of this fee, in the aggregate, if paid to officers or affiliates, will not exceed 10% of the gross proceeds of the offering and may be less.

==============================================  ================================

     NO UNDERWRITER, DEALER, SALESMAN OR OTHER
PERSON  HAS  BEEN   AUTHORIZED   TO  GIVE  ANY
INFORMATION  OR TO  MAKE  ANY  REPRESENTATIONS
OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.
INFORMATION  OR  REPRESENTATIONS  NOT  HERERIN
CONTAINED,  IF  GIVEN  OR  MADE,  MUST  NOT BE
RELIED UPON AS HAVING BEEN  AUTHORIZED  BY THE
COMPANY.                                                 3,000,000 Units

              TABLE OF CONTENTS
                                          Page
                                          ----
Prospectus Summary .....................    1
Risk Factors ...........................    3
Dilution and Other Comparative Data ....   10
Use of Proceeds ........................   11          CATALINA CAPITAL CORP.
Business ...............................   13
General ................................   13
    Investigation and Selection
     of Business Opportunities .........   14
    Form of Acquisition ................   16
    Investment Company Act and Other
     Regulation ........................   17             OFFERING PRICE:
    Competition ........................   18              $.10 PER UNIT
    Administrative Offices .............   18
    Employees ..........................   18
Management .............................   18
    Biographical Information ...........   18
    Remuneration .......................   20
    Indemnification of Officers and
     Directors .........................   20
    Exclusion of Liability .............   20
Prior Blind Pool Activities ............   21               ----------
Potential Conflicts of Interest ........   22               PROSPECTUS
Certain Transactions with Management                        ----------
     and Others ........................   23
Principal Stockholders .................   24
Description of Securities ..............   24
    Units ..............................   24
    Common Stock .......................   24
    Preferred Stock ....................   25
    Warrants ...........................   25
    Transfer and Warrant Agent .........   27
    Reports to Stockholders ............   27
Terms of Offering ......................   27
    Pricing of Units ...................   28
    Escrow of Net Proceeds .............   28
Legal Proceedings ......................   29
Legal Matters ..........................   29
Experts ................................   29
Additional Information .................   29            October 17, 1990
Financial Statements ...................   F-1

     UNTIL  JANUARY 15, 1991,  THE COMPANY AND
ALL DEALERS  TRADING IN THESE  SECURITIES WILL
BE  REQUIRED  TO DELIVER A  PROSPECTUS  TO ANY
PERSON   WHO  IS   EXPECTED   TO   RECEIVE   A
CONFIRMATION  OF SALE AT LEAST 48 HOURS  PRIOR
TO THE MAILING OF SUCH CONFIRMATION

==============================================   ===============================